Exhibit 10.10

EXECUTION VERSION

FIRST AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

APW OPCO LLC

a Delaware limited liability company

Dated as of February 10, 2020

THE SECURITIES REPRESENTED BY THIS FIRST AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR EXEMPTION THEREFROM, AND COMPLIANCE WITH THE OTHER RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN.

TABLE OF CONTENTS

ARTICLE I

Definitions

ARTICLE II

Organizational Matters

i

SECTION 5.03.	Regulatory Allocations	35
SECTION 5.04.	Tax Allocations	36
SECTION 5.05.	Withholding, Indemnification and Reimbursement for Payments on Behalf of a Member	38

ARTICLE VI

Management

ARTICLE X

Restrictions on Transfer of Units

ARTICLE XV

Valuation

FIRST AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

APW OPCO LLC

This FIRST AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (together with the Exhibits and Schedules attached hereto and as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), of APW OpCo LLC, a Delaware limited liability company (the “Company”), is entered into effective as of the Effective Time (as defined below), by its Members and Landscape Acquisition Holdings Limited, a company incorporated in the British Virgin Islands with limited liability in accordance with the British Virgin Islands with number 1959763 (together with its successors and permitted assigns, the “Corporation”).

RECITALS

Capitalized terms used in these recitals without definition have the meanings set forth in Article I.

WHEREAS, the Company was formed as a limited liability company pursuant to and in accordance with the Delaware Act by the filing of the initial Certificate with the Secretary of State of the State of Delaware on November 15, 2019 (the “Formation Date”), and the entering into of the Limited Liability Company Agreement of the Company by Associated Partners, L.P., a Guernsey limited partnership (“APLP”), as the sole member, effective as of the Formation Date (the “Original Agreement”);

WHEREAS, pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), by and among (i) AP WIP Investments Holdings, LP, a Delaware limited partnership (“AP WIP Holdings”), (ii) APLP, (iii) Landscape Acquisition Holdings Limited, a company incorporated in the British Virgin Islands with limited liability in accordance with British Virgin Islands law with number 1959763 (the “Corporation”), (iv) LAH Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of the Corporation (the “Merger Sub”), (v) the Company and (vi) AP LP, as the Company Partners’ Representative (as defined therein), dated as of November 19, 2019, the Merger Sub will be merged with and into the Company, with the Company being the surviving entity (the “Merger”), with (a) the limited liability company interests in Merger Sub owned by the Corporation immediately prior to the Effective Time being converted into 60,025,000 Class A Common Units and one Carry Unit and (b) the limited liability company interests in the Company owned by the partners of AP LP immediately prior to the Effective Time being converted into the right to receive either (at the election of each such partner) (x) (A) shares of Class B Common Stock, (B) Class B Common Units and (C) Rollover Profits Units or (y) cash, in each case, in such amounts as are specified in the Merger Agreement;

WHEREAS, in connection with the Reorganization (as defined in the Merger Agreement), the Original Agreement was amended by the Amendment to Limited Liability Company Agreement of the Company, effective prior to the Effective Time on the same date (the Original Agreement, as amended thereby, the “Current Agreement”);

WHEREAS, prior to the Effective Time, the Corporation adopted and approved the Long-Term Incentive Plan, pursuant to which the Corporation will grant to certain persons (a) Series A LTIP Units and shares of Class B Common Stock and/or (b) Series B LTIP Units and Series B Founder Preferred Shares, in each case, where the Series A LTIP Units and the Series B LTIP Units shall be deemed to be other equity-based Awards (within the meaning of the Long-Term Incentive Plan) granted under the Long-Term Incentive Plan in accordance with Section 9 thereof;

WHEREAS, following the Merger, the Corporation will have its Class A Common Stock admitted to the standard segment of the official list maintained by the FCA and admitted to trading on the London Stock Exchange’s main market (the “Listing”); and

WHEREAS, the Corporation desires to amend and restate the Current Agreement as provided herein below and continue the Company as a limited liability company under the Delaware Act.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Members, intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions

The following definitions shall be applied to the terms used in this Agreement for all purposes, unless otherwise clearly indicated to the contrary.

“Additional Member” has the meaning set forth in Section 12.02.

“Adjusted Capital Account Deficit” means, with respect to the Capital Account of any Member as of the end of any Taxable Year, the amount by which the balance in such Capital Account is less than zero. For this purpose, such Member’s Capital Account balance shall be:

(a) reduced for any items described in Treasury Regulation Section 1.704- 1(b)(2)(ii)(d)(4), (5), and (6); and

(b) increased for any amount such Member is obligated to contribute or is treated as being obligated to contribute to the Company pursuant to Treasury Regulation Section 1.704-1(b)(2)(ii)(c) (relating to partner liabilities to a partnership) or 1.704-2(g)(1) and 1.704-2(i) (relating to minimum gain).

“Admission Date” has the meaning set forth in Section 10.06.

“Affiliate” (and, with a correlative meaning, “Affiliated”) means, with respect to a specified Person, each other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified. As used in this definition and the definition of Majority Member, “control” (including with correlative meanings, “controlled by” and “under common control with”) means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities or by contract or other agreement).

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Allocable Foreign Tax Credits” means, with respect to a Member for any Taxable Year, the amount of foreign tax credits of the Company allocated to such Member in the then-current and all preceding Taxable Years; provided, that “Allocable Foreign Tax Credits” shall exclude any such foreign tax credits that the Manager reasonably determines are not and were not available to offset such Member’s liability for Taxes in the then-current and all preceding Taxable Years (including as a result of Section 904 of the Code and the Treasury Regulations promulgated thereunder). For purposes of the immediately preceding proviso, the Manager shall assume that such Member has no items of income, gain, expense, deduction, credit or other Tax attributes other than those arising by reason of such Member’s ownership of its Company Interests.

“Annual Dividend Amount” has the meaning set forth in the Corporation’s Charter.

“APLP” has the meaning set forth in the preamble to this Agreement.

“AP WIP Holdings” has the meaning set forth in the recitals to this Agreement.

“Appraisers” has the meaning set forth in Section 15.02.

“Assignee” means a Person to whom a Company Interest has been Transferred in accordance with this Agreement but who has not been admitted as a Member pursuant to Article XII.

“Base Rate” means, on any date, a variable rate per annum equal to the rate of interest most recently published by The Wall Street Journal as the “prime rate” at large U.S. money center banks.

“Black-Out Period” means any “black-out” or similar period under the Corporation’s policies covering trading in the Corporation’s securities to which the applicable Redeeming Member is subject, which period restricts the ability of such Redeeming Member to immediately resell shares of Class A Common Stock to be delivered to such Redeeming Member in connection with a Share Settlement. For purposes of this definition, a Redeeming Member shall include any Member whose Redeemed Units are acquired by the Corporation in a Direct Exchange.

“Book Value” means, with respect to any Company property, the Company’s adjusted basis for U.S. federal income tax purposes, adjusted from time to time to reflect the adjustments required or permitted by Treasury Regulation Section 1.704-1(b)(2)(iv)(d)-(g).

“Business Day” means any day other than a Saturday or a Sunday or a day on which banks located in New York City, New York or London, United Kingdom generally are authorized or required by Law to close.

“Buyer’s Tax Insurance Policy” has the meaning set forth in the Merger Agreement.

“Capital Account” means the capital account maintained for a Member in accordance with Section 5.01.

“Capital Contribution” means, with respect to any Member, the amount of any cash, cash equivalents, promissory obligations or the Fair Market Value of other property that such Member contributes (or is deemed to contribute) to the Company pursuant to Article III hereof (including Section 3.01(a)). For purposes of this definition, if the Company issues Units or if there is a Revaluation following the date hereof, each Member’s Capital Contributions (including in respect of Equitized Units) shall be adjusted in good faith by the Manager so as to equal such Member’s current claim on the Company’s equity, as calculated based on the Class A Trading Price and such Member’s right to distributions under Section 4.01. Equitized Units shall have the Capital Contributions specified in Section 10.08(d), Class A Common Units received by the Corporation in respect of any Equity Plan for Class A Common Stock shall have the Capital Contributions specified in Section 3.09(c), Class A Common Units received in respect of the Carry Unit shall have the Capital Contributions specified in Section 4.01(d) and Class B Common Units received in respect of Series A Rollover Profits Units shall have the Capital Contributions specified in Section 4.01(e).

“Carry Amount” means, with respect to a Founder Distribution and a Member holding Series A Rollover Profits Units, an amount equal to the product of (a) the amount of such Founder Distribution and (b) a fraction, (i) the numerator of which is the number of Series A Rollover Profits Units then held by such Member and (ii) the denominator of which is the sum of (A) the number of then outstanding Common Units (minus (1) the number of Class A Common Units issued to the Corporation pursuant to Section 4.01(d) and Class B Common Units issued to Members holding Series A Rollover Profits Units pursuant to Section 4.01(e) and (2) the number of then outstanding Series A Rollover Profits Units), (B) the number of then outstanding LTIP Units, (C) the number of then outstanding Rollover Profits Units (other than Series A Rollover Profits Units) and (D) the number of then outstanding Preferred Units (as contemplated by Section 3.02(f)) then held by the other Members.

“Carry Distributions” means Founder Distributions and Rollover Distributions.

“Carry Unit” means the Unit designated as the “Carry Unit” pursuant to this Agreement.

“Carry Unit Capital Account” has the meaning set forth in Section 5.01(a).

“Cash Settlement” means immediately available funds in U.S. dollars in an amount equal to the Redeemed Units Equivalent.

“Certificate” means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware in accordance with the Delaware Act, as such Certificate has been or may be amended or amended and restated from time to time in accordance with the Delaware Act.

“Change of Control Transaction” means (a) a transaction in which a Person or Group acquires beneficial ownership of more than fifty percent (50%) of the outstanding Units, other than a transaction pursuant to which the holders of beneficial ownership of Units immediately prior to the transaction beneficially own, directly or indirectly, more than fifty percent (50%) of the Units or the equity of any successor, surviving entity or direct or indirect parent of the Company, in either case, immediately following the transaction or (b) a transaction in which the Company issues Units representing more than fifty percent (50%) of the then outstanding Units, in either case, whether by merger, other business combination or otherwise.

“Class A Common Stock” means (i) at any time prior to the Domestication, the Ordinary Shares of no par value in the capital of the Corporation, and (ii) at any time after the Domestication, shares of Class A Common Stock of the Corporation.

“Class A Common Units” means the Units designated as “Class A Common” Units pursuant to this Agreement.

“Class A Trading Price” means the arithmetic average of the volume weighted average prices for a share of Class A Common Stock on the principal securities exchange or automated or electronic quotation system on which the Class A Common Stock is traded or quoted, as reported by Bloomberg, L.P. or its successor, for each of the five (5) consecutive full Trading Days ending on and including the last full Trading Day immediately prior to the Redemption Date, subject to appropriate and equitable adjustment for any stock splits, reverse splits, stock dividends or similar events affecting the Class A Common Stock. If the Class A Common Stock no longer trades on a securities exchange or automated or electronic quotation system, then a majority of the Independent Directors shall determine the Class A Trading Price in good faith.

“Class B Common Stock” means (i) at any time prior to the Domestication, the Class B Shares of no par value in the capital of the Corporation, and (ii) at any time after the Domestication, shares of Class B Common Stock of the Corporation.

“Class B Common Units” means the Units designated as “Class B Common” Units pursuant to this Agreement.

“Class B Common Units Holder” has the meaning set forth in Section 3.02(d)(ii).

“Class B Equivalent Amount” means, with respect to an amount of LTIP Units or Series B Rollover Profits Units, an amount equal to (x) the LTIP Capital Account or Series B Rollover Profits Units Capital Account, as applicable, of such Units immediately following the applicable Revaluation, divided by (y) the Notional Class A Amount.

“Code” means the U.S. Internal Revenue Code of 1986, as amended. Unless the context requires otherwise, any reference herein to a specific section of the Code shall be deemed to include any corresponding provisions of future Law as in effect for the relevant taxable period.

“Common Capital Account” has the meaning set forth in Section 5.01(a).

“Common Stock” means the Class A Common Stock and the Class B Common Stock, collectively.

“Common Units” means the Units that are designated as “Common” Units pursuant to this Agreement and includes, as of the Effective Time, the Class A Common Units, the Class B Common Units and the Equitized Units.

“Common Unitholder” means a Member who is the registered holder of one or more Common Units.

“Company” has the meaning set forth in the preamble to this Agreement.

“Company Interest” means, with respect to any Member or Assignee, such Member’s or Assignee’s, as applicable, entire limited liability company interest in the Company, including such Member’s or Assignee’s, as applicable, share of the profits and losses of the Company and such Member’s or Assignee’s right to receive distributions of the Company’s assets.

“Contribution Notice” has the meaning set forth in Section 11.01(b).

“Corporate Board” means the Board of Directors of the Corporation.

“Corporation” has the meaning set forth in the recitals to this Agreement, together with its successors (including pursuant to the Domestication) and permitted assigns.

“Corporation’s Assumed Tax Liability” means, with respect to an applicable Taxable Year, any U.S. federal, state and local and foreign tax obligations owed by the Corporation (other than any obligations to remit any amounts withheld from payments to third parties).

“Corporation’s Charter” means (a) at any time prior to the Domestication, the Amended and Restated Memorandum and Articles of Association of the Corporation and (b) at any time after the Domestication, the Certificate of Incorporation or similar governing document of the Corporation adopted by the shareholders of the Corporation pursuant to the Domestication, in each case described in clause (a) and (b), as in effect from time to time.

“Credit Agreement” means: (a) the DWIP Loan and Security Agreement dated as of August 12, 2014 (as amended by the Amendment to the DWIP Loan and Security Agreement dated as of October 16, 2018, by that Agreement regarding Agency and Amendment to Loan Documents, dated as of June 17, 2019, and by that Second Amendment to DWIP Loan and Security Agreement, dated as of October 18, 2019), entered into by and among: AP WIP Holdings, LLC, as borrower; certain of its subsidiaries as asset companies, operating companies signatories thereto, and holdings companies; AP Service Company; Midland Loan Services, a division of PNC Bank, National Association, as backup servicer; Guggenheim Corporate Funding, LLC, as administrative agent for the financial institutions parties thereto or that may become parties thereto as lenders; the lenders a party thereto; and Deutsche Bank Trust Company Americas, as collateral agent, calculation agent and paying agent; (b) the Facility Agreement dated as of October 24, 2017 (as amended by the Letter Agreement dated as of November 15, 2019), entered into by and among: AP WIP Investments, LLC, as guarantor and parent; AP WIP International Holdings, LLC, as borrower; AP Service Company, LLC, as servicer; Telecom Credit Infrastructure Designated Activity Company, as lender; Goldman Sachs Lending Partners LLC, as agent of the other finance parties; and GLAS Trust Corporation Limited, as security agent for the secured parties; (c) the Amended and Restated Secured Loan and Security Agreement dated as of September 20, 2018, entered by and among: AP WIP Domestic Investments II, LLC, as borrower; AP WIP Investments, LLC, as guarantor; and Rimrock High Income Plus (Master) Fund, Ltd. and Rimrock Low Volatility (Master) Fund, Ltd., as lenders (as amended by the First Amendment to Amended and Restated Secured Loan and Security Agreement, dated as of July 25, 2019); and (d) the Subscription Agreement dated November 6, 2019, entered into by and among AP WIP Investments Borrower, LLC, as issuer; AP WIP Investments, LLC, as guarantor; GLAS Americas LLC, as registrar; and Sequoia IDF Asset Holdings SA as original subscriber and original holder.

“Current Agreement” has the meaning set forth in the recitals to this Agreement.

“Delaware Act” means the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101 et seq., as it may be amended from time to time, and any successor thereto.

“Direct Exchange” has the meaning set forth in Section 11.03(a).

“Discount” has the meaning set forth in Section 11.02.

“Disregarded Shares” has the meaning set forth in Section 3.03(a).

“Distributable Cash” means, as of any relevant date on which a determination is being made by the Manager regarding a potential Distribution of cash pursuant to Section 4.01(a), the amount of cash that could be distributed by the Company for such purposes in accordance with the Credit Agreement (and without otherwise violating any applicable provisions of the Credit Agreement).

“Distribution” means each distribution made by the Company to a Member with respect to such Member’s Units, whether in cash, property or securities of the Company and whether by liquidating distribution or otherwise; provided, however, that none of the following shall be a Distribution: (a) any recapitalization that does not result in the distribution of cash or property to Members or any exchange of securities of the Company, and any dividend or subdivision (by Unit split or otherwise) or any combination (by reverse Unit split or otherwise) of any outstanding Units or (b) any other payment made by the Company to a Member that is not properly treated as a “distribution” for purposes of Section 731, 732, or 733 or other applicable provisions of the Code.

“Domestication” means the change of the Corporation’s jurisdiction from the British Virgin Islands to the State of Delaware.

“Effective Time” has the meaning set forth in Section 16.15.

“Encumbrance” means any security interest, pledge, mortgage, lien or other material encumbrance, except for restrictions arising under applicable securities Laws.

“Equitized LTIP Unit” means an LTIP Unit the LTIP Return of which, immediately following a Revaluation, is at least equal to the Equitizing Capital Balance with respect to such LTIP Unit.

“Equitized Series B Rollover Profits Unit” means a Series B Rollover Profits Unit the Rollover Profits Return of which, immediately following a Revaluation, is at least equal to the Equitizing Capital Balance with respect to such Series B Rollover Profits Unit.

“Equitized Unitholders” means a Member who is the registered owner of one or more Equitized Units.

“Equitized Units” means the Equitized LTIP Units and the Equitized Series B Rollover Profits Units.

“Equitizing Capital Balance” means (i) with respect to any LTIP Unit, the LTIP Notional Amount (as defined in the applicable LTIP Agreement) with respect to such LTIP Unit and (ii) with respect to any Series B Rollover Profits Unit, $10.00.

“Equity Plan” means any option, stock, unit, stock unit, appreciation right, phantom equity or other equity or equity-based compensation plan, program, agreement or arrangement, in each case now or hereafter adopted by the Corporation, including the Long-Term Incentive Plan.

“Equity Securities” means (a) Units or other equity interests in the Company or any Subsidiary of the Company (including other classes or series thereof having such relative rights, powers and duties as may from time to time be established by the Manager pursuant to the provisions of this Agreement, including rights, powers and/or duties senior to existing classes and series of Units and other equity interests in the Company or any Subsidiary of the Company), (b) other securities or interests (including evidences of indebtedness) convertible or exchangeable into Units or other equity interests in the Company or any Subsidiary of the Company, and (c) warrants, options or other rights to purchase or otherwise acquire Units or other equity interests in the Company or any Subsidiary of the Company.

“Event of Withdrawal” means the bankruptcy (as set forth in Sections 18-101(1) and Section 18-304 of the Delaware Act) or dissolution of a Member or the occurrence of any other event that terminates the continued membership of a Member in the Company. “Event of Withdrawal” shall not include an event that (a) terminates the existence of a Member for income tax purposes (including (i) a change in entity classification of a Member under Treasury Regulation Section 301.7701-3, (ii) a sale of assets by, or liquidation of, a Member pursuant to an election under Section 336 or 338 of the Code or (iii) merger, severance, or allocation within a trust or among sub-trusts of a trust that is a Member) but that (b) does not terminate the existence of such Member under applicable state law (or, in the case of a trust that is a Member, does not terminate the trusteeship of the fiduciaries under such trust with respect to all the Company Interests of such trust that is a Member).

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and applicable rules and regulations thereunder, and any successor to such statute, rules or regulations. Any reference herein to a specific section, rule or regulation of the Exchange Act shall be deemed to include any corresponding provisions of future Law.

“Exchange Election Notice” has the meaning set forth in Section 11.03(b).

“Excluded Unit” means, at any time, any Common Unit or LTIP Unit that is prohibited at such time from a Redemption by the terms of any agreement between the holder of such Unit and the Company or the Corporation (including an LTIP Agreement).

“Fair Market Value” means, with respect to any asset, its fair market value determined according to Article XV.

“Financial Year” means the fiscal year of the Corporation, being the twelve (12) month (or shorter) period ending on October 31st in each year, or such other fiscal year(s) (each of which may be a twelve (12) month period or any longer or shorter period) as may be determined from time to time by resolution of the Board of Directors of the Corporation and in accordance with any applicable laws and regulations.

“FCA” means the Financial Conduct Authority in its capacity as competent authority under the Financial Services and Markets Act 2000, as amended from time to time, and any successor or replacement entity.

“Fiscal Year” means the Company’s annual accounting period established pursuant to Section 8.02.

“Formation Date” has the meaning set forth in the recitals to this Agreement.

“Founder Distributions” has the meaning set forth in Section 4.01(d).

“Founder Preferred Mandatory Conversion Date” means the last day of the seventh (7th) full Financial Year after the Closing Date (as defined in the Merger Agreement), or, if such date is not a Trading Day, the first Trading Day immediately following such date.

“Founder Preferred Shares” means the Series A Founder Preferred Shares and/or the Series B Founder Preferred Shares.

“Future LTIP Units” means any LTIP Units that are granted to any person after the date hereof pursuant to Section 3.02.

“Governmental Entity” means (a) the United States of America, (b) any other sovereign nation, (c) any state, province, district, territory or other political subdivision of (a) or

(b) of this definition, including any county, municipal or other local subdivision of the foregoing, or (d) any entity exercising executive, legislative, judicial, regulatory or administrative functions of government on behalf of (a), (b) or (c) of this definition.

“Grant Date”, with respect to any LTIP Unit, has the meaning set forth in the applicable LTIP Agreement.

“Group” means any group of Persons formed for the purpose of acquiring, holding, voting or disposing of Units, including groups of Persons that would be required if the Company is subject to Section 13, 14 or 15(d) of the Exchange Act, Section 13(d) of the Exchange Act to file a statement on Schedule 13D with the SEC as a “person” within the meaning of Section 13(d)(3) of the Exchange Act.

“Indemnified Person” has the meaning set forth in Section 6.09(a).

“Independent Directors” means the members of the Corporate Board who are “independent” under the standards of the principal securities exchange on which shares of Class A Common Stock are traded or quoted, and, if the shares of Class A Common Stock are listed on the standard segment of the FCA’s official list, the members of the Corporate Board who would be treated as independent were the NYSE Governance Standards to apply to the Corporation.

“Initial Units” means (i) the LTIP Units that are granted to the Members as of the Effective Time and (ii) the Series B Rollover Profits Units that are granted to the Members as of the Effective Time.

“Investment Company Act” means the U.S. Investment Company Act of 1940, as amended from time to time.

“Joinder” means a joinder to this Agreement, in form and substance substantially similar to Exhibit A to this Agreement.

“Landscape” has the meaning set forth in Section 6.09(g).

“Landscape Person” has the meaning set forth in Section 6.09(d).

“Law” means all laws, statutes, ordinances, rules and regulations of the United States, any foreign country and each state, commonwealth, city, county, municipality, regulatory or self-regulatory body, agency or other political subdivision thereof.

“Listing” has the meaning set forth in the recitals to this Agreement.

“Listing Rules” means the rules and regulations made by the FCA pursuant to the Financial Services and Markets Act 2000 and contained in the FCA’s publication of the same name.

“Long-Term Incentive Plan” means the Corporation’s 2019 Equity Incentive Plan, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Losses” means items of Company loss or deduction determined according to Section 5.01(b).

“LTIP Agreement” means, with respect to an LTIP Unit, the Award Agreement (as defined in the Long-Term Incentive Plan) for the LTIP Unit entered into by and among the Corporation, the Company and the applicable LTIP Member.

“LTIP Capital Account” has the meaning set forth in Section 5.01(a).

“LTIP Interest” means, with respect to any LTIP Member, such Member’s rights and obligations with respect to the Company pursuant to this Agreement, the Long-Term Incentive Plan and the applicable LTIP Agreement(s) to which the LTIP Member is a party.

“LTIP Return” means, with respect to any LTIP Units of any Member, the balance, from time to time, in such Member’s LTIP Capital Account with respect to such LTIP Units, increased by the amount of distributions that have been made with respect to such LTIP Units pursuant to Section 4.01(b).

“LTIP Shortfall” means, immediately following a Revaluation with respect to LTIP Units held by a Member, the excess, if any, of (x) the Equitizing Capital Balance of such LTIP Units, over (y) the LTIP Return of such LTIP Units.

“LTIP Units” means the Units designated as “LTIP” Units pursuant to this Agreement and includes, as of the Effective Time, the Series A LTIP Units and the Series B LTIP Units.

“LTIP Unitholder” means a Member who is the registered holder of one or more LTIP Units.

“Majority Members” means the Members (which, for the avoidance of doubt, may include the entity that is also the Manager in its capacity as a Member) holding a majority of the Voting Units then outstanding; provided that, if as of any date of determination, more than thirty-three percent (33%) of the Voting Units are then held by the Member that is also the Manager or any of its controlled Affiliates, then “Majority Members” shall mean for all purposes under this Agreement, other than Sections 6.03 and 6.04, the Member that is also the Manager together with the other Members (other than the Member that is also the Manager and its controlled Affiliates) holding a majority of the Voting Units (excluding Voting Units held by the Member that is also the Manager and its controlled Affiliates) then outstanding.

“Manager” means the Corporation as the sole “manager” of the Company as of the Effective Time, and includes any successor thereto designated pursuant to Section 6.04, in its capacity as a manager of the Company. The Manager shall be, and hereby is, designated as a “manager” within the meaning of Section 18-101(10) of the Delaware Act.

“Member” means, as of any date of determination, (a) each Person admitted as a member of the Company pursuant to Section 3.01 and (b) any Person admitted to the Company as a Substituted Member or Additional Member in accordance with Article XII, in each case, in such Person’s capacity as a member of the Company and only so long as such Person is shown on the Company’s books and records, including the Schedules of Members, as the owner of one or more Units.

“Merger” has the meaning set forth in the recitals to this Agreement.

“Merger Agreement” has the meaning set forth in the recitals to this Agreement.

“Merger Consideration” has the meaning set forth in the recitals to this Agreement.

“Merger Sub” has the meaning set forth in the recitals to this Agreement.

“Minimum Gain” means “partnership minimum gain” determined pursuant to Treasury Regulation Section 1.704-2(d).

“Net Loss” means, with respect to a Taxable Year, the excess, if any, of Losses for such Taxable Year over Profits for such Taxable Year (excluding Profits and Losses specially allocated pursuant to Section 5.03).

“Net Profit” means, with respect to a Taxable Year, the excess, if any, of Profits for such Taxable Year over Losses for such Taxable Year (excluding Profits and Losses specially allocated pursuant to Section 5.03).

“Non-Equitized LTIP Unit” means an LTIP Unit that is not an Equitized LTIP Unit.

“Nonrecourse Liability” has the meaning set forth in Treasury Regulations Section 1.704-2(b)(3).

“Notional Class A Amount” means an amount equal to (x) the Corporation’s Common Capital Account immediately following the applicable Revaluation, divided by (y) the number of Class A Common Units that are held by the Corporation.

“NYSE Governance Standards” means the governance standards set forth in section 303A of the NYSE Listed Company Manual.

“Officer” has the meaning set forth in Section 6.01(b).

“Ordinary Distributions” has the meaning set forth in Section 4.01(a).

“Ordinary Units” means the Units other than the Carry Units.

“Original Agreement” has the meaning set forth in the recitals to this Agreement.

“Other Agreements” has the meaning set forth in Section 10.04.

“Partnership Representative” has the meaning set forth in Section 9.03.

“Per-Share Exercise Price” means $10.00.

“Performance-Based LTIP Unit” means an LTIP Unit granted subject to performance-based vesting conditions.

“Permitted Transfer” has the meaning set forth in Section 10.02.

“Person” means an individual or any corporation, partnership, limited liability company, trust, unincorporated organization, association, joint venture or any other organization or entity, whether or not a legal entity.

“Pro rata,” “pro rata portion,” “according to their interests,” “ratably,” “proportionately,” “proportional,” “in proportion to,” “based on the number of Units held,” “based upon the percentage of Units held,” “based upon the number of Units outstanding,” and other terms with similar meanings, when used in the context of a number of Units of the Company relative to other Units, means as amongst an individual class or series of Units, pro rata based upon the number of such Units within such class or series of Units.

“Profits” means items of Company income and gain determined according to Section 5.01(b).

“Redeemed Units” has the meaning set forth in Section 11.01(a).

“Redeemed Units Equivalent” means the product of (a) the Share Settlement and (b) the Class A Trading Price.

“Redeeming Member” has the meaning set forth in Section 11.01(a).

“Redemption” has the meaning set forth in Section 11.01(a).

“Redemption Date” has the meaning set forth in Section 11.01(a).

“Redemption Notice” has the meaning set forth in Section 11.01(a).

“Redemption Right” has the meaning set forth in Section 11.01(a).

“Retraction Notice” has the meaning set forth in Section 11.01(b).

“Revaluation” means any adjustment to the value of property of the Company in accordance with Treasury Regulation sections 1.704-1(b)(2)(iv)(f), (g), and (s).

“Rollover Distributions” has the meaning set forth in Section 4.01(e).

“Rollover Profits Return” means, with respect to the Series B Rollover Profits Units of any Member, the balance, from time to time, in such Member’s Series B Rollover Profits Units Capital Account with respect to such Series B Rollover Profits Units, increased by the amount of distributions that have been made with respect to such Series B Rollover Profits Units pursuant to Section 4.01(b).

“Rollover Profits Units” means the Units designated as “Rollover Profits” Units pursuant to this Agreement and includes the Series A Rollover Profits Units and the Series B Rollover Profits Units.

“Rollover Profits Unitholder” means a Member who is the registered holder of one or more Rollover Profits Units.

“Rollover Profits Shortfall” means, immediately following a Revaluation with respect to Series B Rollover Profits Units held by a Member, the excess, if any, of (x) the Equitizing Capital Balance of such Series B Rollover Profits Units, over (y) the Rollover Profits Return of such Series B Rollover Profits Units.

“Schedules of Members” has the meaning set forth in Section 3.01(b).

“SEC” means the U.S. Securities and Exchange Commission, including any governmental body or agency succeeding to the functions thereof.

“Second Amended Agreement” has the meaning set forth in the recitals to this Agreement.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and applicable rules and regulations thereunder, and any successor to such statute, rules or regulations. Any reference herein to a specific section, rule or regulation of the Securities Act shall be deemed to include any corresponding provisions of future Law.

“Series A Founder Preferred Shares” means (i) at any time prior to the Domestication, the Founder Preferred Shares of no par value in the capital of the Corporation, and (ii) at any time after the Domestication, the shares of the series of preferred stock of the Corporation into which the Founder Preferred Shares are exchanged for or converted into in connection with the Domestication, which for the avoidance of doubt, shall be the “Series A Founder Preferred Stock” of the Corporation immediately following the effectiveness of the Domestication.

“Series A LTIP Units” means the Units designated as “Series A LTIP” Units pursuant to this Agreement.

“Series A Rollover Profits Unit” means the Units designated as “Series A Rollover Profits” Units pursuant to this Agreement.

“Series A Rollover Profits Units Capital Account” has the meaning set forth in Section 5.01(a).

“Series A Rollover Profits Units Holder” has the meaning set forth in Section 3.02(d)(i).

“Series B Founder Preferred Shares” means (i) at any time prior to the Domestication, the Series B Founder Preferred Shares of no par value in the capital of the Corporation, and (ii) at any time after the Domestication, the shares of the series of preferred stock of the Corporation into which the Series B Founder Preferred Shares are exchanged for or converted into in connection with the Domestication, which, for the avoidance of doubt, shall be the “Series B Founder Preferred Stock” of the Corporation immediately following the effectiveness of the Domestication.

“Series B LTIP Unit” means the Units designated as “Series B LTIP” Units pursuant to this Agreement.

“Series B Rollover Profits Unit” means the Units designated as “Series B Rollover Profits” Units pursuant to this Agreement.

“Series B Rollover Profits Units Capital Account” has the meaning set forth in Section 5.01(a).

“Shareholders Agreement” means that certain Shareholders Agreement, dated as of the date of this Agreement, by and among Landscape Acquisition Holding Limited, William Berkman, Berkman Family Investments, LLC, Toms Acquisition II LLC and Imperial Landscape Sponsor LLC, as Investors (as defined therein), Berkman Family Investments, LLC, as AG Investors’ Representative (as defined therein), Toms Acquisition II LLC, as Landscape Investors’ Representative (as defined therein), and any Permitted Transferee (as defined therein) executing a joinder thereto, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Share Settlement” means a number of shares of Class A Common Stock equal to the number of Redeemed Units.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors (or equivalent governing body) thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (b) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of the voting interests thereof are at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, references to a “Subsidiary” of the Company shall be given effect only at such times that the Company has one or more Subsidiaries, and, unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Company.

“Substituted Member” has the meaning set forth in Section 12.01.

“Tax Distribution” has the meaning set forth in Section 4.01(b).

“Tax Rate” means the highest aggregate marginal effective federal, state and local tax rate applicable to income allocated to an individual taxpayer resident in New York City, New York (determined taking into account, for federal income tax purposes, the deductibility of state and local income taxes, if any, and the availability of the deduction under Section 199A of the Code).

“Taxable Year” means the Company’s Fiscal Year as set forth in Section 8.02, which, where the context requires, may include a portion of a Taxable Year established by the Company to the extent permitted or required by Section 706 of the Code.

“Time-Based LTIP Unit” means an LTIP Unit other than any Performance-Based LTIP Unit.

“Trading Day” means a day on which the principal securities exchange on which the Class A Common Stock is traded or quoted is open for the transaction of business (unless such trading shall have been suspended for the entire day).

“Transfer” (and, with correlative meanings, “Transferring” and “Transferred”) means any sale, assignment, transfer, distribution or other disposition thereof, or other conveyance, creation, incurrence or assumption of a legal or beneficial interest therein, or a participation or Encumbrance therein, or creation of a short position in any such security or any other action or position otherwise reducing risk related to ownership through hedging or other derivative instrument, whether directly or indirectly, whether voluntarily or by operation of Law, whether in a single transaction or series of related transactions and whether to a single Person or Group (whether directly or indirectly, whether with or without consideration and whether voluntarily or involuntarily or by operation of Law), of (a) any interest (legal or beneficial) in any Equity Securities or (b) any equity or other interest (legal or beneficial) in any Member if substantially all of the assets of such Member consist solely of Units.

“Treasury Regulations” means the final, temporary and (to the extent they can be relied upon) proposed regulations under the Code, as promulgated from time to time (including corresponding provisions and succeeding provisions) and as in effect for the relevant taxable period.

“UK Target Companies” shall have the meaning set forth in the Merger Agreement.

“Unit” means a Unit of Company Interest as established pursuant to Section 3.02; provided, however, that any class or series of Units issued shall provide the members of the Company holding such Units with the relative rights, powers and duties in respect of such Units set forth in this Agreement, and the Company Interest provided to the members of the Company holding such class or series of Units, in respect of such Units, shall be determined in accordance with such relative rights, powers and duties. The members of the Company holding Units in a particular class or series of Units shall be treated as a class or series of Members in respect of the relative rights, powers and duties associated with such Units.

“Unit Certificate” has the meaning set forth in Section 3.05(c).

“Unitholder” means any Member who is the registered holder of one or more Units, and includes, as of the Effective Time, the Common Unitholders, the LTIP Unitholders and the Rollover Unitholders.

“Unvested Corporate Shares” means shares of restricted stock issued pursuant to an Equity Plan that are not vested pursuant to the terms thereof or any award or similar agreement relating thereto.

“Unvested LTIP Unit” means an LTIP Unit other than a Vested LTIP Unit.

“Unvested Performance-Based LTIP Unit” means a Performance-Based LTIP Unit that remains subject to vesting conditions (other than the condition that such LTIP Unit become an Equitized LTIP Unit).

“Unvested Series B Rollover Profits Units” means Series B Rollover Profits Units other than the Vested Series B Rollover Profits Units.

“Vested Corporate Shares” means the shares of Class A Common Stock issued pursuant to an Equity Plan that are vested pursuant to the terms thereof or any award or similar agreement relating thereto.

“Vested LTIP Unit” means an LTIP Unit (regardless of whether it is an Equitized LTIP Unit or a Non-Equitized LTIP Unit) with respect to which all vesting conditions (including performance-based vesting conditions, if any) set forth in the applicable LTIP Agreement have been satisfied.

“Vested Performance-Based LTIP Unit” means a Performance-Based LTIP Unit with respect to which all vesting conditions (other than the condition that such LTIP Unit become an Equitized LTIP Unit) have been satisfied.

“Vested Series B Rollover Profits Units” means the Series B Rollover Profits Units that have vested in accordance with the vesting schedule set forth in Section 3.02(d)(iv).

“Voting Units” means (a) the Common Units, (b) the LTIP Units, (c) the Rollover Profits Units, and (d) any other class or group of Units designated as “Voting Units” pursuant to this Agreement, the Members holding which are entitled to vote on any matter presented to the Members generally under this Agreement for approval; provided that (i) no vote by the Members holding Voting Units shall have the power to override any action taken by the Manager (unless the prior approval of the Members holding such Voting Units is required for such action), or to remove or replace the Manager, (ii) the Members, in such capacity, have no ability to take part in the conduct or control of the Company’s business, and (iii) notwithstanding any vote by Members under this Agreement, the Manager shall retain exclusive management power over the business and affairs of the Company in accordance with Section 6.01(a).

ARTICLE II

Organizational Matters

SECTION 2.01. Formation of Company. (a) Mose Hogan, III is hereby designated as an “authorized person” within the meaning of the Delaware Act and has executed, delivered and filed the initial Certificate with the Secretary of State of the State of Delaware on the Formation Date. Upon the filing of the initial Certificate with the Secretary of State of the

State of Delaware on the Formation Date, his powers as an “authorized person” ceased and the Manager and each Officer thereupon became designated as an “authorized person” within the meaning of the Delaware Act, and each shall continue as a designated “authorized person” within the meaning of the Delaware Act.

(b) The Company, and the Manager and any Officer, for, in the name of and on behalf of the Company, may perform under and consummate the transactions contemplated by, the Merger Agreement, and all documents, agreements, certificates or instruments contemplated thereby or related thereto, all without any further act, vote, approval or consent of any Member or any other Person notwithstanding any other provision of this Agreement or, to the fullest extent permitted by applicable Law, the Delaware Act or other applicable Law. The foregoing authorization shall not be deemed a restriction on the Manger or any Officer to enter into any agreements on behalf of the Company otherwise permitted by this Agreement.

SECTION 2.02. Amended and Restated Limited Liability Company Agreement. The Members hereby execute this Agreement for the purpose of establishing the affairs of the Company and the conduct of its business in accordance with the provisions of the Delaware Act. The Members hereby agree that during the term of the Company set forth in Section 2.06 the rights and obligations of the Members with respect to the Company will be determined in accordance with the terms and conditions of this Agreement, the Certificate and the Delaware Act. On any matter upon which this Agreement is silent, the Delaware Act shall control. No provision of this Agreement shall be in violation of the Delaware Act and to the extent any provision of this Agreement is in violation of the Delaware Act, such provision shall be void and of no effect to the extent of such violation without affecting the validity of the other provisions of this Agreement; provided, however, that where the Delaware Act provides that a provision of the Delaware Act shall apply “unless otherwise provided in the limited liability company agreement” or words of similar effect, the provisions of this Agreement shall in each instance control.

SECTION 2.03. Name. The name of the Company shall be “APW OpCo LLC”. The Manager in its sole discretion may change the name of the Company at any time and from time to time, which name change shall be effective upon the filing of a Certificate of Amendment of the Certificate or an Amended and Restated Certificate with the Secretary of State of the State of Delaware and shall not require an amendment to this Agreement. Notification of any such change shall be given to all of the Members and, to the extent practicable, to all of the holders of any Equity Securities of the Company then outstanding. The Company’s business may be conducted under its name and/or any other name or names deemed advisable by the Manager.

SECTION 2.04. Purpose. The purpose of the Company shall be to engage in any lawful act or activity for which limited liability companies may be organized under the Delaware Act, and engaging in any and all activities necessary or incidental to the foregoing.

SECTION 2.05. Principal Office; Registered Agent. The principal office of the Company shall be at 3 Bala Plaza East, Suite 502, Bala Cynwyd, Pennsylvania 19004, or such other place as the Manager may from time to time designate. The initial registered agent for service of process on the Company in the State of Delaware, and the address of such agent, shall be c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Dover, Delaware 19801. The Manager may from time to time change the Company’s registered agent, and the address of such agent, in the State of Delaware, which change in registered agent and address shall be effective upon the filing of a Certificate of Amendment of the Certificate or an Amended and Restated Certificate with the Secretary of State of the State of Delaware and shall not require an amendment to this Agreement.

SECTION 2.06. Term. The term of the Company commenced upon the Formation Date and shall continue in existence until termination of the Company in accordance with the provisions of Section 14.04 and the Delaware Act.

SECTION 2.07. No State-Law Partnership. The Members intend that the Company not be a partnership (including a limited partnership or a limited liability partnership) or joint venture, and that no Member be a partner or joint venture of any other Member by virtue of this Agreement, for any purposes other than as set forth in the last three sentences of this Section 2.07, and neither this Agreement nor any other document entered into by the Company or any Member relating to the subject matter hereof shall be construed to suggest otherwise. The Members intend that the Company shall be treated as a partnership for U.S. federal and, if applicable, state or local income tax purposes. Each Member and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such tax treatment. The Manager shall not take any action that could reasonably be expected to cause the Company to be treated as a corporation for U.S. federal and, if applicable, state and local income tax purposes.

ARTICLE III

Members; Units; Capitalization

SECTION 3.01. Members. (a) The Corporation shall, upon its execution of a counterpart signature page to this Agreement, automatically be admitted as a member of the Company as of the Effective Time (and be listed on the Schedule of Members as of the Effective Time). As of the Effective Time, the Corporation will be deemed to have made a Capital Contribution to the Company in consideration of the issuance of the number of Class A Common Units and the number of Carry Units, in each case, set forth opposite the Corporation’s name on the Schedule of Members as of the Effective Time.

(b) Each Person who receives or is entitled to receive Units either (i) in exchange for or upon conversion of limited liability company interests in the Company held by such Person immediately prior to the Effective Time pursuant to and in accordance with the Merger Agreement or (ii) pursuant to an Award Agreement (as defined in the Long Term Incentive Plan) effective as of the Effective Time (each of whom shall be listed on the Schedules of Members as of the Effective Time) shall, upon execution of a counterpart signature page to this Agreement, be automatically admitted as a member of the Company as of the Effective Time. As of the Effective Time, each such Member will be deemed to have made a Capital Contribution to the Company in consideration of the issuance of the number of Units set forth opposite such Member’s name on the Schedules of Members as of the Effective Time.

(c) The Company shall maintain a separate schedule of Members setting forth: (i) the name and address of each Member; (ii) the aggregate number of outstanding Units and the number and class or series of outstanding Units held by each Member; (iii) the aggregate amount of cash and non-cash Capital Contributions that have been made by the Members with respect to their Units; (iv) the Fair Market Value of any property other than cash contributed by the Members with respect to their Units (including, if applicable, a description and the amount of any liability assumed by the Company or to which contributed property is subject); and (v) the aggregate amount by which the Manager has adjusted such Member’s Capital Contributions pursuant to the second sentence of the definition thereof (such schedules, the “Schedules of Members”). To the fullest extent permitted by the Delaware Act or other applicable Law and subject to Sections 3.03, 3.04, 3.09 and 3.10, (i) the Schedules of Members shall be the definitive record of the outstanding Units, the ownership of each outstanding Unit and all relevant information with respect to each Member, (ii) any reference in this Agreement to the Schedules of Members shall be deemed a reference to the Schedules of Members as amended, updated or amended and restated and as in effect from time to time, and (iii) Company shall be entitled to recognize the exclusive right of a Person registered on a Schedule of Members as the owner of the outstanding Units shown on such Schedule of Members for all purposes and shall not be bound to recognize any equitable or other claim to or interest in Units on the part of any other Person, whether or not it shall have express or other notice thereof.

(d) Upon any change in the number or ownership of outstanding Ordinary Units or a change in Members (whether upon an issuance of Ordinary Units, a conversion of Ordinary Units into a different number of Ordinary Units, a reclassification, subdivision, combination or cancellation of Ordinary Units, a Transfer of Ordinary Units, a repurchase or redemption or an exchange of Ordinary Units, a resignation of a Member or otherwise), in each case, in accordance with this Agreement, (i) the Schedules of Members shall automatically be deemed (notwithstanding the failure of the Officers to take the action described in clause (ii) below) to be amended or updated to reflect such change, and (ii) the Officers shall promptly amend, update or amend and restate the Schedules of Members to reflect such change, all without further act, vote, approval or consent of the Manager, Members or any other Person notwithstanding any other provision to this Agreement or, to the fullest extent permitted by applicable Law, the Delaware Act or any other applicable Law.

(e) No Member shall be required or, except as approved by the Manager pursuant to Section 6.01 and in accordance with the other provisions of this Agreement, permitted to loan any money or property to the Company or borrow any money or property from the Company.

SECTION 3.02. Units.

(a) Each Company Interest shall be represented by “Units”. As of the Effective Time, the Units are comprised of Common Units, LTIP Units, Rollover Profits Units and one Carry Unit.

(b) Common Units.

(i) The Class A Common Units shall be Common Units to be issued and held solely by the Corporation and are hereby designated as “Voting Units.” As of the Effective Time, 60,025,000 Common Units shall be authorized for issuance by the Company as Class A Common Units.

(ii) The Class B Common Units shall be Common Units to be issued and held solely by Members other than the Corporation, shall, along with the shares of Class B Common Stock held in tandem with the Class B Common Units, be entitled to shares of Class A Common Stock in Share Settlement and are hereby designated as “Voting Units.” As of the Effective Time, 5,389,030 Common Units shall be authorized for issuance by the Company as Class B Common Units.

(c) LTIP Units.

(i) The Series A LTIP Units shall be LTIP Units to be issued and held solely by Members other than the Corporation and are hereby designated as “Voting Units.” Each Series A LTIP Unit is to be issued in tandem with a share of Class B Common Stock. In the event that a Series A LTIP Unit becomes an Equitized LTIP Unit in accordance with Section 10.08, then such Equitized LTIP Unit, along with the share of Class B Common Stock held in tandem with such Series A LTIP Unit, shall be entitled to a share of Class A Common Stock in Share Settlement. As of the Effective Time, 5,400,000 LTIP Units shall be authorized for issuance by the Company as Series A LTIP Units.

(ii) The Series B LTIP Units shall be LTIP Units to be issued and held by Members other than the Corporation and are hereby designated as “Voting Units.” Each Series B LTIP Unit is to be issued in tandem with a share of Series B Founder Preferred Stock. In the event that a Series B LTIP Unit becomes an Equitized LTIP Unit in accordance with Section 10.08, then such Equitized LTIP Unit, along with the share of Series B Founder Preferred Stock (or Class B Common Stock, if after the Mandatory Conversion Date) held in tandem with such Series B LTIP Unit, shall be entitled to a share of Class A Common Stock in Share Settlement. As of the Effective Time, 1,386,033 LTIP Units shall be authorized for issuance by the Company as Series B LTIP Units.

(iii) As of the Effective Time, 6,713,967 LTIP Units shall be authorized for issuance by the Company as one or more subsequent series of LTIP Units, which subsequent series may be designated by the Manager as “Voting Units.” Such LTIP Units shall be issued and held by Members other than the Corporation, if Equitized LTIP Units, shall be entitled to shares of Class A Common Stock in Share Settlement as provided in Section 10.08, as designated by the Company and the Corporation in the applicable LTIP Agreement.

(iv) Intended Tax Treatment of LTIP Units. The LTIP Units are intended to be treated for tax purposes as “profits interests” within the meaning of Rev. Proc. 93-27, 1993-2 C.B. 343, and Rev. Proc. 2001-43, 2001-2 C.B. 191. The receipt of the LTIP Units is intended to be treated as a non-taxable event for the Company and the

LTIP Member. In consideration of the receipt of the LTIP Units, the LTIP Member shall agree not to take any position inconsistent with the foregoing. The Company and the Members shall treat each LTIP Member as a Member of the Company as of the Grant Date for all purposes (including U.S. Federal income tax purposes). Each LTIP Member shall take into account the distributive share of the Company’s income, gain, loss, deduction, and credit associated with such LTIP Member’s LTIP Units in computing such LTIP Member’s income tax liability for the entire period during which such LTIP Member holds the LTIP Units. Upon the grant of the LTIP Units or at any time on or before the date on which the LTIP Units become Vested LTIP Units, neither the Company nor any of the Members shall deduct any amount (as wages, compensation, or otherwise) for the fair market value of the LTIP Units (for the avoidance of doubt, said LTIP Units shall remain subject to Section 5.05). Notwithstanding anything to the contrary in this Agreement, except as set forth in the applicable LTIP Agreement, no LTIP Member shall dispose of any portion of his or her LTIP Units within two years of receipt without the written consent of the Manager, which consent shall not be unreasonably withheld, conditioned or delayed (for the avoidance of doubt, such LTIP Units shall remain subject to Article X); provided, that, if the Manager concludes in good faith that such disposition would cause the applicable LTIP Units to not be governed by Rev. Proc. 93-27, 1993-2 C.B.343, the Manager’s withholding of consent shall be considered reasonable. Neither the Company nor any Member shall take any action or position, or make any filing, inconsistent with the treatment described in this Section 3.02(c)(iv).

(v) Forfeiture; Reallocation of LTIP Return. In the event of a Change of Control (as defined in the Long-Term Incentive Plan), if the Manager so determines that it is in the best interests of the Company or any of its Affiliates, any Non-Equitized LTIP Units of any Member shall be subject to forfeiture, cancelation or termination in accordance with the applicable LTIP Agreement. In the event of the forfeiture, cancelation or termination of Non-Equitized LTIP Units pursuant to the immediately preceding sentence, the applicable Member shall be entitled to replacement awards with similar potential fair value and the same voting and other non-economic rights both with respect to the Company and the Corporation, as determined by the Manager reasonably and in good faith (for the avoidance of doubt, it is intended that the “similar potential fair value” of a Non-Equitized LTIP Unit shall be determined taking into account, among other factors, the difference between the LTIP Return with respect to such LTIP Unit and the Equitizing Capital Balance). Any LTIP Units of any Member may also be forfeited, canceled or terminated under any other circumstances as set forth in the relevant LTIP Agreement, including any failure to satisfy the relevant vesting conditions. A Member’s LTIP Capital Account with respect to an LTIP Unit that is forfeited, canceled or terminated shall be allocated pursuant to Section 5.02.

(d) Rollover Profits Units.

(i) The Series A Rollover Profits Units shall be issued and held solely by Members other than the Corporation (each, a “Series A Rollover Profits Units Holder”) and are hereby designated as “Voting Units.” If a Member receives any Class B Common Units as a Rollover Distribution with respect to such Member’s Series A

Rollover Profits Units pursuant to Section 4.01(e)(i), then the Corporation shall, in consideration of $0.0001 per share in cash, issue to such Member a number of shares of Class B Common Stock equal to the number of Class B Common Units so received by such Member. As of the Effective Time, 5,389,030 Rollover Profits Units shall be authorized for issuance by the Company as Series A Rollover Profits Units. Each Series A Rollover Profits Unit shall be forfeited to the Company upon the earlier to occur of (x) the date of the conversion of all of the Series A Founder Preferred Shares into Class A Common Stock pursuant to the Corporation’s Charter and (y) the date on which there shall be no Series A Founder Preferred Shares outstanding, for no consideration other than any Rollover Distributions then required to be made pursuant to Section 4.01(e); provided, that no Series A Rollover Profits Unit shall be forfeited until 90 days following the date on which all accrued and unpaid Annual Dividend Amounts have been declared and paid by the Corporation. In addition, any Member holding Series A Rollover Profits Units shall forfeit one (1) Series A Rollover Profits Unit for each Class B Common Unit that such Member redeems pursuant to Article XI (but only upon receipt by such Member of the applicable Share Settlement or Cash Settlement), whether pursuant to a Redemption or Direct Exchange.

(ii) The Series B Rollover Profits Units shall be issued and held solely by Members who are holders of Class B Common Units (each, a “Class B Common Units Holder”) and are hereby designated as “Voting Units.” Each Series B Rollover Profits Unit is to be issued in tandem with a share of Class B Common Stock. In the event that a Series B Rollover Profits Unit becomes an Equitized Series B Rollover Profits Unit in accordance with Section 10.08, then such Equitized Series B Rollover Profits Unit, along with the share of Class B Common Stock held in tandem with such Series B Rollover Profits Unit, shall be entitled to a share of Class A Common Stock in a Share Settlement. As of the Effective Time, 625,000 Rollover Profits Units shall be authorized for issuance by the Company as Series B Rollover Profits Units.

(iii) The receipt of the Rollover Profits Units is intended to be treated as a non-taxable event for the Company and the Rollover Profits Unitholder. Each holder of a Rollover Profits Unit shall take into account the distributive share of the Company’s income, gain, loss, deduction, and credit associated with such holder’s Rollover Profits Units in computing such holder’s income tax liability for the entire period during which such holder holds the Rollover Profits Units.

(iv) The Series B Rollover Profits Units held by each holder thereof shall be subject to the following time-based vesting schedule: the Series B Rollover Profits Units shall cliff vest in their entirety upon the third (3rd) anniversary of the Effective Time or, if earlier, upon the occurrence of a Change of Control. Notwithstanding anything to the contrary contained herein, any Transfer or Redemption of Class B Common Units and/or shares of Class B Common Stock held in tandem with Class B Common Units (or any interest therein) by a Class B Common Units Holder (other than pursuant to a Permitted Transfer otherwise in compliance with Article X) prior to the third (3rd) anniversary of the Effective Time (or, if earlier, prior to the occurrence of a Change of Control) shall result in the automatic cancellation of a proportionate number of such Class B Common Units Holder’s Series B Rollover Profits

Units and shares of Class B Common Stock held in tandem with such Series B Rollover Profits Units for no consideration. By way of example, if a Class B Common Units Holder shall Transfer or Redeem thirty percent (30%) of its Class B Common Units prior to the third (3rd) anniversary of the Effective Time (or, if earlier, prior to the occurrence of a Change of Control), then thirty percent (30%) of such Class B Common Units Holder’s Series B Rollover Profits Units and shares of Class B Common Stock held in tandem with such Series B Rollover Profits Units shall automatically be cancelled for no consideration.

(e) Carry Unit

(i) The Carry Unit shall be issued to and held solely by the Corporation as of the Effective Time. The Carry Unit shall not constitute a Voting Unit. As of the Effective Time, one (1) Carry Unit shall be authorized for issuance by the Company as a Carry Unit.

(ii) The receipt of the Carry Unit is intended to be treated as a non-taxable event for the Company and the Corporation. The Corporation shall take into account the distributive share of the Company’s income, gain, loss, deduction, and credit associated with the Carry Unit in computing its income tax liability for the entire period during which the Corporation holds the Carry Unit.

(iii) The Carry Unit shall be forfeited to the Company upon the earlier to occur of (x) the date of the conversion of all of the Series A Founder Preferred Shares into Class A Common Shares pursuant to the Corporation’s Charter and (y) the date on which there shall be no Series A Founder Preferred Shares outstanding, for no consideration other than any Founder Distributions then required to be made pursuant to Section 4.01(d).

(f) To the extent required pursuant to Section 3.03, subject to Section 3.03(g), the Manager may, by resolution thereof, create and issue one or more classes or series of Common Units, LTIP Units, Rollover Profits Units or preferred Units solely to the extent they are in the aggregate substantially equivalent to a class of common stock of the Corporation or class or series of preferred stock of the Corporation and the Manager shall amend this Agreement as the Manager determines, subject to Section 16.03(b), to provide for one or more such classes or series, all without further act, vote, approval or consent of the Members or any other Person notwithstanding any other provision of this Agreement or, to the fullest extent permitted by applicable Law, the Delaware Act or any other applicable Law; provided that as long as there are any Members of the Company (other than the Corporation), then (i) no such new class or series of Units may deprive such Members of, or dilute or reduce, the pro rata share of all Company Interests they would have received or to which they would have been entitled if such new class or series of Units had not been created except to the extent (and solely to the extent) the Company actually receives cash in an aggregate amount, or other property or services with a Fair Market Value in an aggregate amount, equal to the pro rata share of Company Interests allocated to such new class or series of Units and the number thereof issued by the Company and (ii) any such new class or series of Units shall be exchangeable for cash or shares of the Corporation, pursuant to Article XI. The foregoing shall not apply to a new class or series of Units that will be issued only to persons providing services to the Company or its subsidiaries, and which are classified as “profits interests” pursuant to IRS Revenue Procedure 93-27.

(g) Coordination with the Merger Agreement. Notwithstanding anything herein or in the Merger Agreement to the contrary, (i) the Corporation shall cause the proceeds, if any, received as a recovery under the Buyer Tax Insurance Policy to be transferred directly to the UK Target Companies and (ii) the Corporation shall not be issued any Units, or be treated as having made any Capital Contribution, in respect of such transfer.

SECTION 3.03. Automatic Conversion of Units. (a) The Company, the Corporation, the Manager, the Members and any other any other Person that is a party to or is otherwise bound by this Agreement hereby acknowledges and agrees that it is the intention of this Article III to maintain at all times a one-to-one ratio between (x) the number of outstanding Common Units owned by the Corporation and (y) the number of outstanding Series A Founder Preferred Shares and shares of Common Stock, disregarding, for purposes of maintaining such one-to-one ratio, (i) Unvested Corporate Shares, (ii) treasury shares, (iii) non-economic voting shares, such as shares of Class B Common Stock and the Series B Founder Preferred Stock, held by other Members in respect of Common Units (other than Class A Units), LTIP Units and Rollover Profits Units, and (iv) shares of preferred stock (other than the Series A Founder Preferred Shares) or other debt or equity securities (including warrants, options or rights) issued by the Corporation that are convertible into or exercisable or exchangeable for shares of Common Stock (except to the extent the net proceeds from such other securities, including any exercise or purchase price payable upon conversion, exercise or exchange thereof, have been contributed by the Corporation to the equity capital of the Company) (clauses (i), (ii), (iii) and (iv), collectively, the “Disregarded Shares”). In the event the Corporation issues shares of Common Stock, transfers or delivers from treasury shares of Common Stock or repurchases or redeems shares of Common Stock, the Company and the Corporation shall undertake all necessary actions (including payments of appropriate consideration by the Corporation to the Company for the issuance to the Corporation of Units), such that, after giving effect to all such issuances, transfers or deliveries, repurchases or redemptions, the number of outstanding Common Units owned by the Corporation shall equal, on a one-for-one basis, the number of outstanding shares of Common Stock and Series A Founder Preferred Shares, disregarding, for purposes of maintaining such one-to-one ratio, the Disregarded Shares.

(b) In the event that the Corporation shall effect a reclassification, subdivision, combination or cancellation of outstanding shares of Common Stock (including a subdivision effected by the Corporation declaring and paying a dividend of Common Stock on outstanding shares of Common Stock), then the number of outstanding Ordinary Units shall automatically be reclassified, subdivided, combined or cancelled in the same manner such that, after giving effect to such reclassification, subdivision, combination or cancellation, the number of outstanding Common Units owned by the Corporation shall equal, on a one-for-one basis, the number of outstanding shares of Common Stock and Series A Founder Preferred Shares, disregarding for such purposes, the Disregarded Shares, all without further act, vote, approval or consent of the Manager, the Members or any other Person notwithstanding any other provision of this Agreement or, to the fullest extent permitted by applicable Law, the Delaware Act or any other applicable Law; provided, that, in the event of any reclassification, subdivision, combination or cancellation of outstanding shares of Common Stock, LTIP Units or Rollover

Profits Units pursuant to this Section 3.03, the terms of such LTIP Units and Rollover Profits Units (including the Equitizing Capital Balance) shall be adjusted by the Manager to preserve the claim of such LTIP Units and Rollover Profits Units on the capital and profits of the Company such that it remains unchanged immediately following such event as a result of adjustments under this Section 3.03(b).

(c) In the event that the Corporation shall issue additional shares of Common Stock, or transfer or deliver from treasury additional shares of Common Stock (including shares issued in respect of preferred stock (other than the Series A Founder Preferred Shares) or other debt or equity securities that are convertible into or exercised for shares of Common Stock), in each case for cash or other consideration (other than pursuant to Article XI of this Agreement), then the Corporation shall contribute such consideration to the Company as a Capital Contribution and the Company shall issue a number of Class A Common Units to the Corporation that is equal to the number of shares of Common Stock so issued, transferred or delivered, all without further act, vote, approval or consent of the Manager, the Members or any other Person notwithstanding any other provision of this Agreement or, to the fullest extent permitted by applicable Law, the Delaware Act or any other applicable Law.

(d) In the event the Corporation issues preferred stock (other than the Series A Founder Preferred Shares), transfers or delivers from treasury preferred stock or repurchases or redeems the Corporation’s preferred stock (other than the Series A Founder Preferred Shares), the Company and the Corporation shall undertake all actions, if requested or directed by the Manager, such that, after giving effect to all such issuances, transfers, deliveries, repurchases or redemptions, the Corporation holds (in the case of any issuance, transfer or delivery) or ceases to hold (in the case of any repurchase or redemption) Units in the Company which (in the good faith determination by the Manager) are in the aggregate substantially equivalent in all respects to the outstanding preferred stock of the Corporation so issued, transferred, delivered, repurchased or redeemed.

(e) The Company shall not undertake any subdivision (by any Common Unit split, Common Unit distribution, reclassification, recapitalization or similar event) or combination (by reverse Common Unit split, reclassification, recapitalization or similar event) of outstanding Common Units owned by the Corporation that is not accompanied by an identical reclassification, subdivision, combination or cancellation of outstanding shares of Common Stock in order to maintain at all times a one-to-one ratio between (x) the number of Common Units owned by the Corporation and (y) the number of outstanding Series A Founder Preferred Shares and shares of Common Stock, disregarding for such purpose, the Disregarded Shares, unless such reclassification, subdivision, combination or cancellation is necessary to maintain at all times a one-to-one ratio between the number of Common Units owned by the Corporation and the number of outstanding Series A Founder Preferred Shares and shares of Common Stock, disregarding for such purpose, the Disregarded Shares.

(f) Except with respect to a dividend or distribution by the Corporation that is subject to Section 4.01(d), the Corporation shall not effect a dividend or other distribution of cash or other property to the holders of shares of Class A Common Stock and Series A Founder Preferred Shares without the Manager causing the Company to effect a distribution in an aggregate amount pursuant to Section 4.01(b) such that the Corporation receives pursuant to such distribution an aggregate amount in respect of its Class A Common Units equal to the aggregate amount paid by the Corporation in such dividend or distribution to the holders of shares of Class A Common Stock and Series A Founder Preferred Shares.

(g) Notwithstanding anything contained herein to the contrary, the Company, and the Manager, for, in the name of and on behalf of the Company, shall only be permitted to issue additional Units or other Equity Securities in the Company to the Persons and on the terms and conditions provided for in Section 3.02(f), this Section 3.03, Section 3.09 and Section 3.10. This Section 3.03(g) shall not restrict the Company from causing a Subsidiary of the Company to issue Equity Securities of such Subsidiary.

SECTION 3.04. Repurchase or Redemption of Shares of Common Stock. If, at any time, any outstanding shares of Common Stock (or Series A Founder Preferred Shares) are repurchased or redeemed (whether by exercise of a put or call, automatically or by means of another arrangement) by the Corporation for cash, then a corresponding number of Common Units held by the Corporation shall automatically be redeemed for cash at an aggregate redemption price equal to the aggregate purchase or redemption price of the shares of Common Stock (or Series A Founder Preferred Shares) being repurchased or redeemed by the Corporation (plus any expenses related thereto) and upon such other terms as are the same for the shares of Common Stock (or Series A Founder Preferred Shares) being repurchased or redeemed by the Corporation, all without further act, vote, approval or consent of the Members or any other Person notwithstanding any other provision of this Agreement or, to the fullest extent permitted by applicable Law, the Delaware Act or other applicable Law, and the Corporation shall surrender any certificates representing the Common Units so redeemed to the Company duly endorsed in blank. Notwithstanding any provision to the contrary in this Agreement, the Company shall not make any repurchase or redemption if such repurchase or redemption would violate any applicable Law or the Manager otherwise has notified the Corporation that the Company does not have funds available for such repurchase or redemption.

SECTION 3.05. Certificates Representing Units; Lost, Stolen or Destroyed Certificates; Registration and Transfer of Units. (a) Units shall not be certificated unless otherwise determined by the Manager. If the Manager determines that one or more class or series of Units shall be certificated, each such certificate shall be signed by or in the name of the Company, by the Chief Executive Officer or any other officer designated by the Manager and represent the number of the class or series of Units held by such holder. Except with respect to each Unit elected to be treated as a “security” as provided in Section 3.05(b), such certificate shall be in such form (and shall contain such legends) as the Manager may determine. Any or all of such signatures on any certificate representing one or more Units may be a facsimile, engraved or printed, to the fullest extent permitted by applicable Law. The Manager agrees that it shall not elect to treat any class or series of Unit that is “certificated” pursuant to this Section 3.05(a) as a “security” within the meaning of Article 8 of the Uniform Commercial Code of any applicable jurisdiction unless thereafter all Units of such class or series of Units then outstanding are represented by one or more certificates.

(b) If any class or series of Units are “certificated” pursuant to Section 3.05(a), the Manager may elect to treat each Unit as a “security” within the meaning of, and governed by (i) Article 8 of the Uniform Commercial Code (including Section 8-102(a)(15)

thereof) as in effect from time to time in the State of Delaware, and (ii) Article 8 of the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995 and the Company shall have “opted-in” to such provisions for the purposes of the Uniform Commercial Code. The Units shall not be considered a “security” for any other purpose unless otherwise expressly provided in this Agreement.

(c) If the Manager authorizes the Company to issue “certificates” with respect to a class or series of Units pursuant to Section 3.05(a) and elects to treat such class or series of Units as “securities” as provided in Section 3.05(b), then the Company shall maintain books for the purpose of registering the transfer of such class a series of Units (which books and records may be a Schedule of Members) and, notwithstanding anything in this Agreement to the contrary, the transfer of any Unit of such class or series shall require the delivery of an endorsed certificate and any transfer of any Unit of such class or series shall not be deemed effective until the transfer is registered in the books and records of the Company (which books and records may be a Schedule of Members). If the Manager authorizes the Company to issue certificates as provided in Section 3.05(a) and elects to treat such class or series of Units as “securities” as provided in Section 3.05(b), then a Unit of the relevant class or series shall be represented by a certificate substantially in the form attached hereto as Exhibit B a “Unit Certificate”, and shall contain substantially the following legend: “THE TRANSFER OF THIS CERTIFICATE AND THE LIMITED LIABILITY COMPANY INTERESTS REPRESENTED HEREBY IS RESTRICTED AS PROVIDED IN THE FIRST AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF APW OPCO LLC ENTERED INTO EFFECTIVE AS OF FEBRUARY 10, 2020, AS THE SAME MAY BE AMENDED OR AMENDED AND RESTATED FROM TIME TO TIME.”

(d) If Units are certificated, the Manager may direct that a new certificate representing one or more Units be issued in place of any certificate theretofore issued by the Company alleged to have been lost, stolen or destroyed, upon delivery to the Manager of an affidavit of the owner or owners of such certificate, setting forth such allegation. The Manager may require the owner of such lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Company a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

SECTION 3.06. Negative Capital Accounts. No Member shall be required to pay to any other Member or the Company any deficit or negative balance which may exist from time to time in such Member’s Capital Account (including upon and after dissolution of the Company).

SECTION 3.07. No Withdrawal. No Person shall be entitled to withdraw any part of such Person’s Capital Contribution or Capital Account or to receive any Distribution from the Company, except as expressly provided in this Agreement.

SECTION 3.08. Loans From Members. Loans by Members to the Company shall not be considered Capital Contributions. Subject to the provisions of Section 3.01(e), the amount of any such advances shall be a debt of the Company to such Member and shall be payable or collectible in accordance with the terms and conditions upon which such advances are made.

SECTION 3.09. Corporation Stock Incentive Plans. (a) Nothing in this Agreement shall be construed or applied to preclude or restrain the Corporation from adopting, implementing, modifying or terminating any Equity Plan or from issuing Vested Corporate Shares or Unvested Corporate Shares. The Corporation may implement any Equity Plans and any actions taken under such Equity Plans (such as the grant or exercise of options to acquire shares of Class A Common Stock or the issuance of Unvested Corporate Shares), in a manner determined by the Corporation, in accordance with this Section 3.09. The Members, the Manager, the Corporation and any other Person that is a party to or is otherwise bound by this Agreement hereby acknowledge and agree that, in the event that an Equity Plan is adopted, implemented, modified or terminated by the Corporation in a manner that is not in accordance with this Section 3.09, amendments to this Section 3.09 may become necessary or advisable and may be effected by the Manager in good faith without further act, vote, approval or consent of the Members or any other Person notwithstanding any other provision of this Agreement or, to the fullest extent permitted by applicable Law, the Delaware Act or other applicable Law. In the event that shares of Common Stock issued by the Corporation under an Equity Plan become vested pursuant to the terms thereof or any award or similar agreement relating thereto, then the number of outstanding Common Units owned by the Corporation shall automatically be converted into and become that number of outstanding Common Units that would result if a corresponding number of outstanding Common Units were issued to the Corporation, such that the number of outstanding Common Units owned by the Corporation shall equal, on a one-for-one basis, the number of outstanding shares of Common Stock, disregarding for such purposes, the Disregarded Shares, all without further act, vote, approval or consent of the Manager, the Members or any other Person notwithstanding any other provision of this Agreement or, to the fullest extent permitted by applicable Law, the Delaware Act or any other applicable Law.

(b) For accounting and tax purposes, the Manager may cause the Company to take the following actions in connection with equity-based awards granted pursuant to an Equity Plan:

(i) in the event that the Corporation incurs any compensation expense in connection with any such award granted to an individual employed by, or engaged to provide services to, the Corporation as consideration for such employment or services, then the Company may, without duplication of any reimbursement made pursuant to Section 6.06, reimburse or be deemed to reimburse the Corporation for a portion of the compensation expense equal to the amount includible in the taxable income of such individual; and

(ii) at the time any Common Units are issued to the Corporation in accordance with Section 3.03 in connection with any such award granted to an individual who is employed by, or engaged to provide services to, the Company or any of its Subsidiaries as consideration for such employment or services, then the Company or its applicable Subsidiary may be deemed to (A) purchase a number of shares of Class A Common Stock equal to the number of Common Units issued from the Corporation for their Fair Market Value and (B) transfer the shares of Class A Common Stock includible in such individual’s taxable income to such individual as compensation.

(c) At the time any Common Units are issued to the Corporation in accordance with Section 3.03 in connection with equity-based awards granted pursuant to an Equity Plan, the Corporation shall be deemed to have made a Capital Contribution in exchange for such Common Units in an amount equal to (i) the number of Common Units issued multiplied by (ii) the Fair Market Value of a share of Class A Common Stock on the date upon which the event triggering the issuance of such Common Units occurred; provided that, where applicable, the Company shall be deemed to have contributed such amount to the capital of the Subsidiary that is the recipient of the award holder’s employment or services.

SECTION 3.10. Dividend Reinvestment Plan, Cash Option Purchase Plan, Equity Plan, Stock Incentive Plan or Other Plan. Except as may otherwise be provided in this Article III, all amounts received or deemed received by the Corporation in respect of any dividend reinvestment plan, cash option purchase plan, Equity Plan, stock incentive or other stock or subscription plan or agreement (other than any amounts received in order to satisfy any tax obligations), either (a) shall be utilized by the Corporation to effect open market purchases of shares of Class A Common Stock, or (b) if the Corporation elects instead to issue new shares of Class A Common Stock with respect to such amounts, shall be contributed by the Corporation to the Company in exchange for additional Common Units. Upon such contribution, the Company will issue to the Corporation a number of Common Units equal to the number of new shares of Class A Common Stock so issued.

ARTICLE IV

Distributions

SECTION 4.01. Distributions. (a) Distributable Cash; Other Distributions. To the fullest extent permitted by applicable Law and this Agreement, Distributions to Members may be declared by the Manager and paid by the Company out of Distributable Cash or other funds or property legally available therefor in such amounts and on such terms (including the payment dates of such Distributions) as the Manager shall determine using such record date as the Manager may designate. Such Distributions shall be made to the Members as of the close of business on such record date in accordance with Section 4.01(b) (“Ordinary Distributions”); provided, however, that the Manager shall have the obligation to make Tax Distributions as set forth in Section 4.01(c), Founder Distributions as set forth in Section 4.01(d) and Rollover Distributions as set forth in Section 4.01(e). Promptly following the designation of a record date and the declaration of a Distribution pursuant to this Section 4.01(a), the Manager shall give notice to each Member as of the record date, the amount and the terms of the Distribution and the payment date thereof.

(b) Ordinary Distributions. Ordinary Distributions shall be apportioned and allocated among the Members as follows:

(i) first, distributed to the holders of the Common Units (including, for the avoidance of doubt, the Equitized Units) pro rata in proportion to the Capital

Contributions with respect to such Common Units held by such holders until such holders have received aggregate distributions under this Section 4.01(b)(i) (or, in the case of Equitized Units, this Section 4.01(b)(i) and previously under Section 4.01(b)(ii), (iii), (iv), (v), (vi) or (vii)) of an amount equal to such Capital Contributions;

(ii) second, distributed to the holders of the Initial Units (excluding, for the avoidance of doubt, the Equitized LTIP Units and the Equitized Series B Rollover Profits Units) that are Time-Based LTIP Units or Series B Rollover Profits Units pro rata in proportion to the number of such Initial Units held by each such holder until each such holder has received aggregate distributions under this Section 4.01(b)(ii) in an amount equal to the aggregate Equitizing Capital Balance with respect to such Initial Units owned by such holder;

(iii) third, distributed to the holders of any Initial Units (excluding, for the avoidance of doubt, the Equitized LTIP Units) that are Vested Performance-Based LTIP Units pro rata in proportion to the number of such Initial Units held by each such holder until each such holder has received aggregate distributions under this Section 4.01(b)(iii) in an amount equal to the aggregate Equitizing Capital Balance with respect to such Initial Units owned by such holder;

(iv) fourth, distributed to the holders of any Initial Units (excluding, for the avoidance of doubt, the Equitized LTIP Units) that are Unvested Performance-Based LTIP Units pro rata in proportion to the number of such Initial Units held by each such holder until each such holder has received aggregate distributions under this Section 4.01(b)(iv) of an amount equal to the aggregate Equitizing Capital Balance with respect to such Initial Units owned by such holder;

(v) fifth, distributed to the holders of each series of Future LTIP Units, in the order that such series were issued to such holders, pursuant to clauses (ii) (in the case of any Future LTIP Units that are Time-Based LTIP Units), (iii) (in the case of any Future LTIP Units that are Vested Performance-Based LTIP Units), and (iv) (in the case of any Future LTIP Units that are Unvested Performance-Based LTIP Units), mutatis mutandis, treating each such class of Future LTIP Units as the Initial Units (but only to the extent the Company has made aggregate distributions pursuant to this Section 4.01(b) in excess of the Hurdle Amount (as defined in the applicable LTIP Agreement) for such Future LTIP Units); and

(vi) sixth, distributed to the holders of the Common Units (including, for the avoidance of doubt, the Equitized Units) pro rata in proportion to the number of such Common Units held by each holder;

provided, that any amount that would otherwise be distributed with respect to an Unvested LTIP Unit or an Unvested Series B Rollover Profits Unit pursuant to this Section 4.01(b) shall not be distributed and instead shall be segregated and held in escrow by the Company unless and until (x) in the case of an Unvested LTIP Unit, such Unvested LTIP Unit becomes a Vested LTIP Unit, or vests after becoming an Equitized Unit, as applicable, or (y) in the case of an Unvested Series B Rollover Profits Unit, such Unvested Series B Rollover Profits Unit becomes a Vested

Series B Rollover Profits Unit, or vests after becoming an Equitized Unit, as applicable; provided, further, that any such amounts held in escrow shall be treated as distributed to the applicable Members for all purposes of this Agreement; provided, further, that, for the avoidance of doubt, holders of any Initial Units shall not be entitled to receive distributions under Section 4.01(b) with respect to such Initial Units until the Company has made aggregate distributions pursuant to Section 4.01(b) with respect to Common Units issued as of the date hereof in excess of the aggregate amount of Capital Contributions as of the date hereof.

(c) Tax Distributions. Subject to the limitations set forth in Section 4.01(a), no later than five (5) Business Days prior to each due date for the U.S. federal income tax return of the Corporation for a Taxable Year (as determined without regard to extensions), the Company shall be required to make a Distribution out of Distributable Cash or other funds legally available therefor (a “Tax Distribution”) to each Member equal to the excess, if any, of (x) the product of (i) the Tax Rate and (ii) the estimated aggregate taxable income of the Company allocated to such Member in the then-current and all preceding Taxable Years, reduced by the aggregate taxable loss of the Company allocated to such Member in the then-current and all preceding Taxable Years (in each case, taking into account the effect of any allocations under Sections 704(c), 734 and 743(b) of the Code), over (y) the sum of (A) the aggregate amount of Distributions previously made to such Member (other than Carry Distributions made to such Member through the issuance of Common Units) under Section 4.01 and (B) the aggregate amount of such Member’s Allocable Foreign Tax Credits; provided, that, in no event shall the amount distributed to the Corporation for any Taxable Year pursuant to this Section 4.01(c) be less than the Corporation’s Assumed Tax Liability for such Taxable Year. Tax Distributions shall be treated as advances of any Ordinary Distributions that Members are entitled to receive pursuant to Section 4.01(b) and shall be offset against any Ordinary Distributions that Members are entitled to receive pursuant to or in accordance with Section 4.01(b). Notwithstanding the foregoing, the Manager may, in its discretion, make payments in respect of Tax Distributions on a quarterly basis.

(d) Founder Distributions. Subject to the limitations set forth in Section 4.01(a), no later than two (2) Business Days prior to the Corporation’s payment of an Annual Dividend Amount, the Company shall be required to make a Distribution to the Corporation in its capacity as the Member holding the Carry Unit out of Distributable Cash in an amount equal to the Annual Dividend Amount; provided, that, to the extent that the Corporation elects to pay such Annual Dividend Amount in shares of Class A Common Stock, then, concurrently with the Corporation’s declaration and payment of such Annual Dividend Amount, the Company shall instead issue to the Corporation a number of Class A Common Units that is equal to the number of shares of Class A Common Stock issued in respect of such Annual Dividend Amount (the distributions contemplated by this Section 4.01(d), “Founder Distributions”). For the avoidance of doubt, Founder Distributions shall (x) be treated as Distributions for all purposes of this Agreement (and each Person that is a party to or is otherwise bound by this Agreement agrees that each Founder Distribution shall reduce the balance of the Carry Unit Capital Account as and when made), and (y) not be offset against any Ordinary Distributions that the Corporation is entitled to receive pursuant to or in accordance with Section 4.01(b). The Corporation shall be deemed to have made a Capital Contribution in respect of any Class A Common Units issued pursuant to this Section 4.01(d) in an amount equal to the value of corresponding shares of Class A

Common Stock issued in respect of such Founder Distribution (and each Person that is a party to or is otherwise bound by this Agreement agrees that such deemed Capital Contribution shall increase the balance of the Corporation’s Common Capital Account as and when deemed made).

(e) Rollover Distributions.

(i) Subject to the limitations set forth in Section 4.01(a), in the event that the Company makes a Founder Distribution to the Corporation pursuant to Section 4.01(d), concurrently with the making of such Founder Distribution, the Company shall also be required to make a Distribution to each Member holding Series A Rollover Profits Units out of Distributable Cash in an amount equal to such Member’s Carry Amount with respect to such Founder Distribution (“Rollover Distributions”); provided, that the Company shall instead issue to such Member a number of Class B Common Units equal to the quotient of such Member’s Carry Amount with respect to such Founder Distribution and the Dividend Price (as defined in the Corporation’s Charter) for the relevant Dividend Year (as defined in the Corporation’s Charter) with respect to the Annual Dividend Amount relevant to such Founder Distribution, rounded down to the nearest whole number, to the extent that the Corporation elects to pay the Annual Dividend Amount in shares of Class A Common Stock.

(ii) For the avoidance of doubt, Rollover Distributions shall (x) be treated as Distributions for all purposes of this Agreement (and each Person that is a party to or is otherwise bound by this Agreement agrees that each Rollover Distribution shall reduce the balance of the applicable Member’s Series A Rollover Profits Units Capital Account as and when made), and (y) not be offset against any Ordinary Distributions that the applicable Member is entitled to receive pursuant to or in accordance with Section 4.01(b). The applicable Member shall be deemed to have made a Capital Contribution in respect of any Class B Common Units issued pursuant to this Section 4.01(e) in an amount equal to the Capital Contribution of the Class A Common Units issued to the Corporation in respect of the Founder Distribution relevant to such Rollover Distribution (determined on a per-Unit basis) (and each Person that is a party to or is otherwise bound by this Agreement agrees that such deemed Capital Contribution shall increase the balance of the applicable Member’s Common Capital Account as and when deemed made).

(iii) For the avoidance of doubt, no holder of Series A Rollover Profits Units shall receive any Distribution with respect to such Series A Rollover Profits Units other than pursuant to Section 4.01(c) and this Section 4.01(e).

SECTION 4.02. Restricted Distributions. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make any Distribution to any Member on account of any Company Interest if such Distribution would violate any applicable Law or the terms of the Credit Agreement.

ARTICLE V

Capital Accounts; Allocations; Tax Matters

SECTION 5.01. Capital Accounts. (a) The Company shall maintain a separate Capital Account for each Member according to the rules of Treasury Regulation Section 1.704-1(b)(2)(iv) and subject to such other adjustments as are provided for in this Agreement. For this purpose, the Company shall, upon the occurrence of the events specified in Treasury Regulation Section 1.704-1(b)(2)(iv)(f), increase or decrease the Capital Accounts in accordance with the rules of such Treasury Regulation and Treasury Regulation Section 1.704-1(b)(2)(iv)(g) to reflect a revaluation of Company property. The Company shall maintain a sub-account for each Common Unitholder with respect to such Member’s Common Units (a “Common Capital Account”), a sub-account for each LTIP Unitholder with respect to such Member’s LTIP Units (a “LTIP Capital Account”), a sub-account for each Common Unitholder with respect to such Member’s Series A Rollover Profits Units (a “Series A Rollover Profits Units Capital Account”), a sub-account for each Common Unitholder with respect to such Member’s Series B Rollover Profits Units (a “Series B Rollover Profits Units Capital Account”) and a sub-account for the Corporation with respect to the Carry Unit (the “Carry Unit Capital Account”).

(b) For purposes of computing the amount of any item of Company income, gain, loss or deduction to be allocated pursuant to this Article V and to be reflected in the Capital Accounts of the Members, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for U.S. federal income tax purposes (including any method of depreciation, cost recovery or amortization used for this purpose); provided, however, that:

(i) The computation of all items of income, gain, loss and deduction shall include those items described in Section 705(a)(l)(B) or 705(a)(2)(B) of the Code and Treasury Regulation Section 1.704-1(b)(2)(iv)(i), without regard to the fact that such items are not includible in gross income or are not deductible for U.S. federal income tax purposes.

(ii) If the Book Value of any Company property is adjusted pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(e) or (f), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such property.

(iii) Items of income, gain, loss or deduction attributable to the disposition of Company property having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the Book Value of such property.

(iv) Items of depreciation, amortization and other cost recovery deductions with respect to Company property having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the property’s Book Value in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(g).

(v) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Section 732(d), 734(b) or 743(b) of the Code is required,

pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis).

SECTION 5.02. Allocations. Except as otherwise provided in Section 5.03, Net Profits and Net Losses for any Taxable Year shall be allocated to the Members in a manner that will, as nearly as possible, cause the Capital Account balance of each Member at the end of such Taxable Year to equal the excess (which may be negative) of:

(b) the amount of the hypothetical distribution (if any) that such Member would receive if, on the last day of the Taxable Year, (x) all Company assets, including cash, were sold for cash equal to their Book Values, taking into account any adjustments thereto for such Taxable Year, (y) all Company liabilities were satisfied in cash according to their terms (limited, with respect to each Nonrecourse Liability, to the Book Values of the assets securing such liability), and (z) the net proceeds thereof (after satisfaction of such liabilities) were distributed in full pursuant to Section 14.02(c) of this Agreement, over

(c) the sum of (x) the amount, if any, without duplication, that such Member would be obligated to contribute to the capital of the Company, (y) such Member’s share of partnership minimum gain determined pursuant to Treasury Regulations Section 1.704-2(g), and (z) such Member’s share of partner non-recourse minimum gain (as defined in Treasury Regulation Section 1.704-2(i)(3)) determined pursuant to Treasury Regulations Section 1.704-2(i)(5), all computed as of immediately prior to the hypothetical sale described in Section 5.02(b).

SECTION 5.03. Regulatory Allocations. (a) Losses attributable to partner nonrecourse debt (as defined in Treasury Regulation Section 1.704-2(b)(4)) shall be allocated in the manner required by Treasury Regulation Section 1.704-2(i). If there is a net decrease during a Taxable Year in partner nonrecourse debt minimum gain (as defined in Treasury Regulation Section 1.704-2(i)(3)), Profits for such Taxable Year (and, if necessary, for subsequent Taxable Years) shall be allocated to the Members in the amounts and of such character as determined according to Treasury Regulation Section 1.704-2(i)(4).

(b) Nonrecourse deductions (as determined according to Treasury Regulation Section 1.704-2(b)(1)) for any Taxable Year shall be allocated pro rata among the Members in accordance with their share of partnership profits. Except as otherwise provided in Section 5.03 (a), if there is a net decrease in the Minimum Gain during any Taxable Year, each Member shall be allocated Profits for such Taxable Year (and, if necessary, for subsequent Taxable Years) in the amounts and of such character as determined according to Treasury Regulation Section 1.704-2(f). This Section 5.03(b) is intended to be a minimum gain chargeback provision that complies with the requirements of Treasury Regulation Section 1.704-2(f) and shall be interpreted in a manner consistent therewith.

(c) If any Member that unexpectedly receives an adjustment, allocation or Distribution described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6) has an Adjusted Capital Account Deficit as of the end of any Taxable Year, computed after the application of Sections 5.03(a) and 5.03(b) but before the application of any other provision of this Article V, then Profits for such Taxable Year shall be allocated to such Member in proportion to, and to the extent of, such Adjusted Capital Account Deficit. This Section 5.03(c) is intended to be a qualified income offset provision as described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted in a manner consistent therewith.

(d) If the allocation of Net Losses to a Member as provided in Section 5.02 would create or increase an Adjusted Capital Account Deficit, there shall be allocated to such Member only that amount of Losses as will not create or increase an Adjusted Capital Account Deficit. The Net Losses that would, absent the application of the preceding sentence, otherwise be allocated to such Member shall be allocated to the other Members in accordance with their share of partnership profits, subject to this Section 5.03(d).

(e) Profits and Losses described in Section 5.01(b)(v) shall be allocated in a manner consistent with the manner that the adjustments to the Capital Accounts are required to be made pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(j), (k) and (m).

(f) The allocations set forth in Section 5.03(a) through and including Section 5.03(e) (the “Regulatory Allocations”) are intended to comply with certain requirements of Sections 1.704-1(b) and 1.704-2 of the Treasury Regulations. The Regulatory Allocations may not be consistent with the manner in which the Members intend to allocate Profit and Loss of the Company or for the Company to make Distributions. Accordingly, notwithstanding the other provisions of this Article V, but subject to the Regulatory Allocations, income, gain, deduction and loss shall be reallocated among the Members so as to eliminate the effect of the Regulatory Allocations and thereby cause the respective Capital Accounts of the Members to equal the amounts (or as close thereto as possible) they would have equaled if Profit and Loss (and such other items of income, gain, deduction and loss) had been allocated without reference to the Regulatory Allocations. In general, the Members anticipate that this will be accomplished by specially allocating other Profit and Loss (and such other items of income, gain, deduction and loss) among the Members so that the net amount of the Regulatory Allocations and such special allocations to each such Member is zero. In addition, if in any Taxable Year there is a decrease in Minimum Gain, or in partner nonrecourse debt minimum gain, and application of the minimum gain chargeback requirements set forth in Section 5.03(a) or Section 5.03(b) would cause a distortion in the economic arrangement among the Members, the Members may, if they do not expect that the Company will have sufficient other income to correct such distortion, request the Internal Revenue Service to waive either or both of such minimum gain chargeback requirements. If such request is granted, this Agreement shall be applied in such instance as if it did not contain such minimum gain chargeback requirement.

(g) Notwithstanding anything to the contrary in this Agreement (other than Sections 5.03(a) through (f)), for the Taxable Year in which a liquidation of the Company occurs, all items of income, gain, deduction or loss of the Company for such Taxable Year shall be allocated such that the balance in each Member’s Capital Account as of the date of liquidation equals the amount to be distributed to that Member pursuant to Section 14.02(c).

SECTION 5.04. Tax Allocations. (a) The income, gains, losses, deductions and credits of the Company will be allocated, for U.S. federal and state and local income tax purposes, among the Members in accordance with the allocation of such income, gains, losses, deductions and credits pursuant to Section 5.02 and Section 5.03; provided that if any such allocation is not permitted by the Code or other applicable Law, the Company’s subsequent income, gains, losses, deductions and credits will be allocated among the Members so as to reflect as nearly as possible the allocation set forth in Section 5.02 and Section 5.03.

(b) Items of Company taxable income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall be allocated among the Members in accordance with Section 704(c) of the Code so as to take account of any variation between the adjusted basis of such property to the Company for U.S. federal income tax purposes and its Book Value using the methods permitted in Treasury Regulation Section 1.704-3, as determined by the Manager with the written consent of Members holding a majority of the Class B Common Units (such consent not to be unreasonably withheld, conditioned or delayed).

(c) If the Book Value of any Company asset is adjusted pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(f), subsequent allocations of items of taxable income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for U.S. federal income tax purposes and its Book Value in the same manner as under Section 704(c) of the Code using the methods permitted in Treasury Regulation Section 1.704-3, as determined by the Manager with the written consent of Members holding a majority of the Class B Common Units (such consent not to be unreasonably withheld, conditioned or delayed).

(d) Allocations of tax credits, tax credit recapture and any items related thereto shall be allocated to the Members according to their interests in such items as determined by the Manager taking into account the principles of Treasury Regulation Section 1.704-1(b)(4)(ii).

(e) The Company’s “excess nonrecourse liabilities” will first be allocated to the Members that are the holders of the Class B Common Units as of immediately after the Effective Time up to the amount of built-in gain that is allocable to such Member pursuant to the additional method and then allocated to the Members in accordance with the Members’ share of partnership profits, in each case as described in Treasury Regulation Section 1.752-3(a)(3). Within sixty (60) calendar days after the fifth anniversary of the date on which the Effective Time occurred, the Manager and such Members shall consult in good faith to determine whether it would be appropriate to adopt an alternative method for the allocation of excess nonrecourse liabilities in accordance with Treasury Regulation Section 1.752-3(a)(3), and shall take into account, for purposes of such determination, whether the use of any such alternative method would result in an material adverse Tax consequence to the Manager or such Member. To the extent agreed by the Manager and the Members entering into Rollover Agreements (as defined in the Merger Agreement) that own Class B Common Units at the time of such determination, such alternative method shall be adopted and applied hereunder.

(f) Allocations pursuant to this Section 5.04 are solely for purposes of U.S. federal and state and local taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Profits, Losses, Distributions or other Company items pursuant to any provision of this Agreement.

SECTION 5.05. Withholding, Indemnification and Reimbursement for Payments on Behalf of a Member. (a) The Company and the Corporation shall be entitled to withhold from any payments, distributions and allocations to the Members and pay over to any Governmental Entity any amounts required to be so withheld pursuant to the Code or any provisions of any other federal, state, local or foreign law, including with respect to any transaction pursuant to Article XI (a “Withholding Tax”). Each Member hereby agrees to furnish to the Company such information and forms as reasonably requested in order to comply with any Laws governing taxes, including withholding of tax or in order to claim any reduced rate of, or exemption from, withholding to which the Member is legally entitled, and the Parties shall reasonably cooperate to reduce or eliminate any amounts that would otherwise be required to be deducted and withheld hereunder. Any amount of Withholding Tax that is withheld with respect to any payment, distribution, or allocation to the Company or the Members shall be treated as an amount distributed to the Members pursuant to Article IV or paid to the Member pursuant to Article XI, as applicable, for all purposes under this Agreement; provided, that, if the amount required to be so withheld exceeds the amount that would have been distributed to a Member, the excess shall be treated as a loan from the Company to such Member. To the extent that the Company makes a distribution to any Member without making any deduction for Withholding Tax that it was required to withhold under applicable Tax law, the Company shall remit such Withholding Tax to the applicable Governmental Entity and the applicable Member shall promptly reimburse the Company for the amount so remitted.

(b) If the Company is required by applicable law to make any other payment to a Governmental Entity that is specifically attributable to a Member or a Member’s status as such (including any Withholding Taxes, state or local personal property taxes, and state or local unincorporated business taxes and Taxes attributable to an imputed underpayment under Code Section 6625 (solely to the extent relating to items that are specifically attributable to a Member as determined by the Manager in its reasonable discretion)), such Member shall indemnify the Company in full for the entire amount paid (including any interest, penalties and related expenses with respect thereto) by the Company on behalf of such Member.

(c) The Manager may offset Distributions to which a Member is otherwise entitled under this Agreement against such Member’s obligation to indemnify the Company under this Section 5.05. A Member’s obligation to indemnify the Company under this Section 5.05 shall survive the Transfer of any Company Interests and the termination, dissolution, liquidation and winding up of the Company, and for purposes of this Section 5.05, the Company shall be treated as continuing in existence. The Company may pursue and enforce all rights and remedies it may have against each Member under this Section 5.05, including instituting a lawsuit to collect such indemnification with interest calculated at a rate per annum equal to the sum of the Base Rate plus 300 basis points (but not in excess of the highest rate per annum permitted by Law).

(d) In the event any Member transfers or otherwise disposes of an interest in the Company in a Redemption pursuant to Section 11.01 or a Direct Exchange pursuant to Section 11.04 and the Corporation elects the Share Settlement with respect to such Redemption or Direct Exchange, then:

(i) if such Member fails to deliver an IRS Form W-9 or another validly executed certificate of non-foreign status as provided in Section 1446(f) or Proposed Treasury Regulation Section 1.1446(f)-2(b)(2), such Member shall deliver to the Company (in the case of a Redemption) or the Corporation (in the case of a Direct Exchange), not less than three (3) Business Days prior to the effective time of any transfer or other disposition, cash constituting ten percent (10%) of the amount realized by such Member pursuant to such transfer or other disposition that is subject to withholding under Code Section 1446(f), which cash shall be remitted by the Company or the Corporation, as applicable, to the applicable Governmental Entity in accordance with applicable Law; provided, that if the Member cannot deliver an IRS Form W-9 or another applicable certificate of non-foreign status, the Company shall deliver to such Member and the Corporation, not less than five (5) Business Days prior to the effective time of any transfer or other disposition, a certificate, duly executed under penalties of perjury, conforming to the requirements of Proposed Treasury Regulations Section 1.1446(f)-2(c)(2)(ii)(C) setting forth such transferring Member’s share of liabilities of the Company pursuant to Section 752 of the Code for purposes of determining such Member’s amount realized that is subject to withholding under Section 1446(f) of the Code; and

(ii) if such Redemption or Direct Exchange is otherwise subject to withholding taxes under applicable Law, such Member shall deliver to the Company (in the case of a Redemption) or the Corporation (in the case of a Direct Exchange) cash constituting the amount that is required to be withheld, which cash shall be remitted by the Company or the Corporation, as applicable, to the applicable Governmental Entity in accordance with applicable Law.

Any Redemption or Direct Exchange subject to this Section 5.05(d) shall not be completed, become effective or be recognized until the obligation to deliver cash to the Company or Corporation, as applicable, has been satisfied. Payments under this Section 5.05(d) shall not be duplicative of any other amounts paid or withheld under Section 5.05. The Parties shall reasonably cooperate to reduce or eliminate any amounts payable by a Member under this Section 5.05(d).

ARTICLE VI

Management

SECTION 6.01. Authority of Manager. (a) Except for situations in which the approval of any Member(s) is specifically required by the Delaware Act or this Agreement, (i) the business and affairs of the Company shall be managed exclusively by or under the direction of the Manager, and (ii) the Manager shall conduct, direct and exercise full control over all activities of the Company. Except as otherwise expressly provided for herein and subject to the other provisions of this Agreement, the Members hereby consent to the exercise by the Manager of all such powers and rights conferred by the Delaware Act with respect to the management and control of the Company. The initial Manager shall be the Corporation.

(b) The day-to-day business and operations of the Company shall be overseen and implemented, subject to the supervision and direction of the Manager, by officers of the Company having such titles (including “chief executive officer,” “president,” “chief financial officer,” “chief operating officer,” “vice president,” “secretary,” “assistant secretary,” “treasurer” or assistant treasurer”) as the Manager may deem advisable (each, an “Officer” and collectively, the “Officers”). An Officer may, but need not, be a Member. Each Officer shall be appointed by the Manager and shall hold office until his or her successor shall be duly designated and qualified or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided. Any one individual may hold more than one office. Subject to the other provisions in this Agreement, the salaries or other compensation, if any, of the Officers shall be fixed from time to time by the Manager. The authority and responsibility of the Officers shall include, but not be limited to, such duties as the Manager may, from time to time, delegate to them and the carrying out of the Company’s business and affairs on a day-to-day basis. Immediately prior to the Effective Time, the Manager hereby removes the existing Officers as of such time from his offices. Effective as of the Effective Time, the Manager hereby appoints each of the individuals listed on Exhibit C to the office or offices set forth next to his or her name. All Officers shall be, and shall be deemed to be, officers and employees of the Company. An Officer may also fill and perform one or more roles as an officer of the Manager.

(c) The Manager shall have the power and authority to effectuate the sale, lease, transfer, exchange or other disposition of any, all or substantially all of the assets of the Company (including the exercise or grant of any conversion, option, privilege or subscription right or any other right available in connection with any assets at any time held by the Company) or the merger, consolidation, reorganization or other combination of the Company with or into another entity, all without further act, vote, approval or consent of the Members or any other Person notwithstanding any other provision of this Agreement or, to the fullest extent permitted by applicable Law, the Delaware Act or any other applicable Law; provided, that, for the avoidance of doubt, nothing herein shall alter in any respect any rights under the Corporation’s organizational documents or applicable Law of a shareholder or shareholders of the Corporation to approve such sale, lease, exchange or other disposition or a Member, in its capacity as a holder of shares of the Corporation, to vote such shares in connection therewith.

SECTION 6.02. Actions of the Manager. The Manager may authorize any Officer or other Person or Persons to act on behalf of the Company pursuant to Section 6.07.

SECTION 6.03. Resignation; Removal. The Manager may resign at any time by giving written notice to the Members. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Members, and the acceptance of the resignation shall not be necessary to make it effective. The Manager may be removed or replaced by the Majority Members.

SECTION 6.04. Vacancies. Vacancies in the position of Manager occurring for any reason shall be filled by the Majority Members.

SECTION 6.05. Transactions Between Company and Manager. The Manager may cause the Company to contract and deal with the Manager, or any Affiliate of the Manager; provided such contracts and dealings are on terms comparable to those available to the Company from others dealing with the Company at arm’s length or are approved by the Members and otherwise are permitted by the Credit Agreement.

SECTION 6.06. Reimbursement for Expenses. The Manager shall not be compensated for its services as Manager except as expressly provided in this Agreement. To the extent practicable, expenses incurred by the Manager on behalf of or for the benefit of the Company shall be billed directly to and paid by the Company and, if and to the extent any reimbursements to the Manager or any of its Affiliates by the Company pursuant to this Section 6.06 constitute gross income to such Person (as opposed to the repayment of advances made by such Person on behalf of the Company), such amounts shall be treated as “guaranteed payments” within the meaning of Section 707(c) of the Code and shall not be treated as Distributions for purposes of computing the Members’ Capital Accounts.

SECTION 6.07. Delegation of Authority. The Manager may, from time to time, delegate to one or more Officers or other Persons such authority and duties as the Manager may deem advisable. The salaries or other compensation, if any, of agents of the Company (other than the Officers) shall be fixed from time to time by the Manager, subject to the other provisions in this Agreement.

SECTION 6.08. Duties; Limitation of Liability. (a) Notwithstanding any other provision of this Agreement to the contrary, the Manager and each Officer shall have the fiduciary duties of loyalty and care the same as a director and an officer, respectively, of a corporation organized under the General Corporation Law of the State of Delaware.

(b) Notwithstanding any other provision of this Agreement to the contrary, the Manager and each Officer shall be fully protected in relying in good faith upon the records of the Company and upon information, opinions, reports or statements presented by any Member, any liquidating trustee, any Officer or any employee of the Company or any committee of the Company or Members, or by any other Persons as to matters the Manager or such Officer reasonably believes are within such other Person’s professional or expert competence, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits or losses of the Company, or the value and amount of assets or reserves or contracts, agreements or other undertakings that would be sufficient to pay claims and obligations of the company or to make reasonable provision to pay such claims and obligations, or any other facts pertinent to the existence and amount of assets from which distributions to Members or creditors might properly be paid.

(c) Notwithstanding any other provision of this Agreement to the contrary, the Manager shall, to the fullest extent permitted by applicable Law, not be liable to the Company, the Members, the Officers or any other Person that is a party to or is otherwise bound by this Agreement, for monetary liability for breach of fiduciary duty as a manager of the Company, except that the foregoing shall not eliminate or limit the liability of the Manager for any (i) breach of the Manager’s duty of loyalty to the Company and its Members, (ii) act or omission not in good faith or which involves intentional misconduct or knowing violation of Law or (iii) transaction from which the Manager derived an improper personal benefit.

(d) The provisions of this Section 6.08, to the extent that they eliminate or restrict (i) the duties and liabilities of the Manager otherwise existing at law or in equity, are agreed by the Company, the Members, the Manager and any other Person that is a party to or is otherwise bound by this Agreement to replace such other duties and liabilities of the Manager to the fullest extent permitted by applicable Law and (ii) the duties of each Officer otherwise existing at law or in equity, are agreed by the Company, the Members, the Manager and any other Person that is a party to or is otherwise bound by this Agreement to replace such other duties of such Officer to the fullest extent permitted by applicable Law.

SECTION 6.09. Indemnification. (a) The Company shall indemnify and hold harmless, to the fullest extent permitted by applicable Law, any Member, the Manager and each Officer (each, an “Indemnified Person”) to the extent that such Indemnified Person was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that such Indemnified Person is or was a Member, the Manager or an Officer, as applicable, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Indemnified Person. Notwithstanding the preceding sentence, except as otherwise provided in this Section 6.09, the Company shall be required to indemnify an Indemnified Person who is an Officer in connection with a proceeding (or part thereof) commenced by such Indemnified Person only if the Commencement of such proceeding (or part thereof) by such Indemnified Person was authorized in the specific case by the Manager.

(b) The Company shall, to the fullest extent permitted by applicable Law, pay the expenses (including reasonable attorneys’ fees) incurred by an Indemnified Person in defending any proceeding in advance of its final disposition; provided, however, that such payment in advance of the final disposition of any proceeding shall be made to such Indemnified Person that is an Officer only upon receipt of receipt of an undertaking by such Indemnified Person to repay all amounts advanced if it should be ultimately determined that such Indemnified Person is not entitled to be indemnified under this Section 6.09 or otherwise.

(c) If a claim for indemnification (following the final disposition of such proceeding) or advancement of expenses under this Section 6.09 is not paid in full within 30 days after a written claim therefor by an Indemnified Person has been received by the Company, such Indemnified Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense (including reasonable attorneys’ fees) of prosecuting such claim. In any such action the Company shall have the burden of proving that the Indemnified Person is not entitled to the requested indemnification or advancement of expenses under this Agreement or applicable Law.

(d) The right to indemnification and the advancement of expenses conferred by this Section 6.09 shall, to the fullest extent permitted by applicable Law, not be exclusive of any other right which any Indemnified Person may have or hereafter acquire under any statute, agreement, bylaw, action by the Manager or otherwise.

(e) Any amendment or modification of this Section 6.09 shall not adversely affect any right or protection hereunder of any Indemnified Person in respect of any act or omission occurring prior to the time of such amendment or modification.

(f) The Company shall maintain directors’ and officers’ liability insurance, or make other financial arrangements, at its expense, to protect any Indemnified Person against any expense, liability or loss described in Section 6.09(a) and Section 6.09(b) whether or not the Company would have the power to indemnify or advance expenses to such Indemnified Person against such expense, liability or loss under the provisions of this Section 6.09. The Company shall use its commercially reasonable efforts to purchase directors’ and officers’ liability insurance with a carrier and in an amount determined necessary or desirable as determined in good faith by the Manager.

(g) Notwithstanding anything contained herein to the contrary (including in this Section 6.09), the Company agrees that any indemnification and advancement of expenses available from the Corporation or any of its Affiliates (other than the Company and any of the Company’s Subsidiaries) (collectively, “Landscape”) to any current or former Indemnified Person by virtue of such Person’s service as a manager, member, director, officer, partner, employee or agent of Landscape prior to or following the Effective Time (any such Person, a “Landscape Person”) shall be secondary to the indemnification and advancement of expenses to be provided by the Company pursuant to this Section 6.09, which shall be provided out of and to the extent of Company assets only, and no Member (unless such Member otherwise agrees in writing or is found in a final decision by a court of competent jurisdiction to have personal liability on account thereof) shall have personal liability on account thereof nor shall be required to make additional Capital Contributions to help satisfy such indemnity of the Company and the Company (i) shall be the primary indemnitor of first resort for such Landscape Person pursuant to this Section 6.09 and (ii) shall be fully responsible for the advancement of all expenses and the payment of all amounts or liabilities with respect to such Landscape Person which are addressed by this Section 6.09.

SECTION 6.10. Investment Company Act. The Manager shall use its reasonable best efforts to ensure that the Company shall not be subject to registration as an investment company pursuant to the Investment Company Act.

SECTION 6.11. Outside Activities of the Manager. The Manager shall not, directly or indirectly, enter into or conduct any business or operations, other than in connection with (a) in its capacity as a Member, the ownership, acquisition and disposition of Common Units, (b) the management of the business and affairs of the Company and its Subsidiaries, (c) the operation of the Corporation as a reporting company with a class (or classes) of securities registered under Section 12 of the Exchange Act, and listed on a securities exchange, (d) the offering, sale, syndication, private placement or public offering of stock, bonds, securities or other interests, (e) financing or refinancing of any type related to the Company, its Subsidiaries or their assets or activities, and (f) such activities as are incidental to the foregoing; provided, however, that, except as otherwise provided herein, the net proceeds of any financing or refinancing raised by the Corporation pursuant to the preceding clauses (d) and (e) shall be made available to the Company, whether as Capital Contributions, loans or otherwise, as appropriate, and, provided further, that the Corporation may, in its sole and absolute discretion, from time to time hold or acquire assets in its own name or otherwise other than through the Company and its Subsidiaries so long as the Corporation takes commercially reasonable measures to ensure that the economic benefits and burdens of such assets are otherwise vested in the Company or its Subsidiaries, through assignment, mortgage, loan or otherwise or, if it is not commercially reasonable to vest such economic interests in the Company or any of its Subsidiaries, the Members shall negotiate in good faith to amend this Agreement to reflect such activities and the direct ownership of assets by the Corporation. Nothing contained herein shall be deemed to prohibit the Corporation from executing any guarantee of indebtedness of the Company or its Subsidiaries.

ARTICLE VII

Rights and Obligations of Members

SECTION 7.01. Limitation of Liability and Duties of Members. (a) Except as expressly provided in this Agreement or in the Delaware Act, no Member (including the Member that is also the Manager) shall be personally liable, whether to the Company, to any of the other Members, to the creditors of the Company or to any third party, for any debt, obligation or liability of the Company, whether arising in contract, tort or otherwise, solely by reason of being a Member. Notwithstanding anything contained herein to the contrary, the failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business and affairs under this Agreement or the Delaware Act shall, to the fullest extent permitted by applicable Law, not be grounds for imposing personal liability on the Members for any debts, obligations or liabilities of the Company.

(b) In accordance with the Delaware Act and the laws of the State of Delaware, a Member may, under certain circumstances, be required to return amounts previously distributed to such Member. It is the intent of the Members that no Distribution to any Member pursuant to Article IV shall be deemed a return of money or other property paid or distributed in violation of the Delaware Act. To the fullest extent permitted by applicable Law, any Member receiving any such money or property shall not be required to return any such money or property to the Company or any other Person, unless such distribution was made by the Company to its Members in clerical error. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Member is obligated to make any such payment, such obligation shall be the obligation of such Member and not of any other Member.

(c) Notwithstanding any other provision of this Agreement to the contrary, no Member shall, to the fullest extent permitted by applicable Law, owe any duties (including fiduciary duties) to the Company, any other Member or any other Person that is a party to or is otherwise bound by this Agreement, other than or with respect to breaches of the implied covenant of good faith and fair dealing. The provisions of this Section 7.01(c), to the extent that they eliminate or restrict the duties of a Member otherwise existing at law or in equity, are agreed by the Company, the Members, the Manager and any other Person that is a party to or is otherwise bound by this Agreement to replace such other duties of a Member to the fullest extent permitted by applicable Law; provided, that, for the avoidance of doubt, this Section 7.01(c) shall not limit the duties (including fiduciary duties) of the Corporation (or any other Person serving as Manager), in the Corporation’s (or such other Person’s) capacity as Manager, to the Company or any Member even though the Manager is also a Member.

SECTION 7.02. Lack of Authority. No Member in its capacity as such has the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company or to make any expenditure on behalf of the Company. The Members hereby consent to the exercise by the Manager, the Officers and any Persons to whom the Manager delegates authority and duties pursuant to Section 6.07 of the powers conferred on them by Law and this Agreement.

SECTION 7.03. No Right of Partition. To the fullest extent permitted by applicable Law, no Member in its capacity as such shall have the right to seek or obtain partition by court decree or operation of Law of any Company property, or the right to own or use particular or individual assets of the Company, any such right or power that such Member might have to cause the Company or any of its assets to be partition being hereby irrevocably waived.

SECTION 7.04. Members Right to Act. For matters that require the approval or consent of the Members under this Agreement or the Delaware Act, the Members shall act through meetings and consents as described in paragraphs (a) and (b) below:

(a) Except as otherwise expressly provided by Section 16.03(a), the approval or consent of the Majority Members, voting together as a single class, shall be the approval or consent of the Members. Any Member entitled to vote at a meeting of Members or to express consent or dissent to Company action without a meeting may authorize another Person or Persons to act for such Member by proxy. An electronic transmission or similar transmission by the Member, or a photographic, facsimile or similar reproduction of a writing executed by the Member shall be treated as a proxy executed in writing for purposes of this Section 7.04(a). No proxy shall be voted or acted upon after eleven months from the date thereof, unless the proxy provides for a longer period. A proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and that the proxy is coupled with an interest. Should a proxy designate two or more Persons to act as proxies, unless that instrument shall provide to the contrary, a majority of such Persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or, if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, the Company shall not be required to recognize such proxy with respect to such issue if such proxy does not specify how the votes that are the subject of such proxy are to be voted with respect to such issue.

(b) The actions by the Members permitted hereunder may be taken at a meeting called by the Manager or by the Majority Members on at least forty-eight (48) hours’ prior written notice to the other Members entitled to vote, which notice shall state the purpose or purposes for which such meeting is being called. The actions taken by the Members entitled to vote or consent at any meeting (as opposed to by consent in lieu of a meeting), if improperly called and noticed, shall be as valid as though taken at a meeting duly held after regular call and notice if (but not until), either before, at or after the meeting, the Members entitled to vote or consent as to whom it was improperly held signs a waiver of notice or a consent to the holding of such meeting or an approval of the minutes thereof. The actions by the Members entitled to vote or consent may be taken by vote of the Members entitled to vote or consent at a meeting or by consent in lieu of a meeting, so long as such consent is in writing and is signed by Members holding not less than the minimum number of Voting Units that would be necessary to authorize or take such action at a meeting at which all Members entitled to vote thereon were present and voted. Prompt notice of the action so taken without a meeting, which shall state the purpose or purposes for which such consent in lieu of a meeting was required, shall be given to those Members entitled to vote or consent who did not sign such consent (for which such notice and consent may be delivered via electronic transmission); provided, however, that the failure to give any such notice shall not affect the validity of the action taken by such consent in lieu of a meeting. Any action taken pursuant to such consent in lieu of a meeting of the Members shall have the same force and effect as if taken by the Members at a meeting thereof.

SECTION 7.05. Inspection Rights. The Company shall permit each Member and each of its designated representatives, for any purpose reasonably related to such Member’s interest as a member of the Company, to (i) visit and inspect any of the premises of the Company and its Subsidiaries, all at reasonable times and upon reasonable notice, (ii) examine the corporate and financial records of the Company or any of its Subsidiaries and make copies thereof or extracts therefrom, during reasonable business hours and upon reasonable notice, (iii) consult with the managers, officers, employees and independent accountants of the Company or any of its Subsidiaries concerning the affairs, finances and accounts of the Company or any of its Subsidiaries, during reasonable business hours and upon reasonable notice. The presentation of an executed copy of this Agreement by any Member to the Company’s independent accountants shall constitute the Company’s permission to its independent accountants to participate in discussions with such Persons and their respective designated representatives. Notwithstanding the foregoing, the Manager shall have the right to keep confidential from the Members, for such period of time as the Manager deems reasonable, any information which the Manager reasonably believes to be in the nature of trade secrets or other information the disclosure of which the Manager in good faith believes is not in the best interest of the Company or could damage the Company or its business or which the Company is required by applicable law or by agreement with a third party to keep confidential.

ARTICLE VIII

Books, Records, Accounting and Reports, Affirmative Covenants

SECTION 8.01. Records and Accounting. The Company shall keep, or cause to be kept, appropriate books and records with respect to the Company’s business, including all books and records necessary to provide any information, lists and copies of documents required to be provided pursuant to Section 8.03 or pursuant to applicable Law. All matters concerning (a) the determination of the relative amount of allocations and Distributions among the Members pursuant to Articles III and IV and (b) accounting procedures and determinations, and other determinations not specifically and expressly provided for by the terms of this Agreement, shall be determined by the Manager, whose determination shall be final and conclusive as to all of the Members absent manifest clerical error.

SECTION 8.02. Fiscal Year. The Fiscal Year of the Company shall begin on the first day of January and end on the last day of December each year or such other date as may be established by the Manager.

SECTION 8.03. Reports. The Company shall deliver or cause to be delivered, within ninety (90) days after the end of each Taxable Year, to each Person who was a Member at any time during such Taxable Year, all information reasonably necessary for the preparation of such Person’s U.S. federal and applicable state and local income tax returns.

ARTICLE IX

Tax Matters

SECTION 9.01. Preparation of Tax Returns. Subject to the terms and conditions of this Agreement, in its capacity as the Partnership Representative, the Corporation shall have the authority and obligation to prepare and timely file the tax returns of the Company at the expense of the Company using such permissible methods and elections as it determines in its reasonable discretion, including the use of any permissible method under Section 706 of the Code for purposes of determining the varying Company Interests of the Members. The Company shall use commercially reasonable efforts to provide each Person who was a Member at any time during such Taxable Year with tax information which is reasonably required by such Members for U.S. federal and state and income tax reporting purposes with respect to a Taxable Year (including an IRS Schedule K-l) within ninety (90) days of the close of the calendar year in which the Company’s Taxable Year ends. Each Member shall notify the Company and the other Members upon receipt of any notice of a tax examination with respect to the Company by U.S. federal or state or local tax authorities.

SECTION 9.02. Tax Elections. The Manager shall cause the Company and each of its Subsidiaries that is treated as a partnership for U.S. federal income tax purposes to have in effect an election under Section 754 of the Code (or any similar provisions of applicable state, local or foreign tax Law) for each Taxable Year. The Manager shall take commercially reasonable efforts to cause each Person in which the Company owns a direct or indirect equity interest (other than a Subsidiary) that is so treated as a partnership to have in effect any such election for each Taxable Year. Each Member will upon request supply any information reasonably necessary to give proper effect to any such election.

SECTION 9.03. Tax Controversies. The Corporation shall be designated and may, on behalf of the Company, at any time, and without further notice to or consent from any Member, act as the “partnership representative” of the Company (within the meaning given to such term in Section 6223 of the Code) (the “Partnership Representative”) for purposes of the Code and shall appoint a “designated individual” in accordance with Treasury Regulations Section 301.6223-1(b)(3), who will be the sole individual through whom the Partnership Representative will act for all purposes under Sections 6221 through 6241 of the Code and the Treasury Regulations and other guidance relating thereto (the “BBA Audit Rules”). The Partnership Representative shall have the right and obligation to take all actions authorized and required, respectively, by the Code for the Partnership Representative and is authorized and required to represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Company funds for professional services and other items reasonably incurred in connection therewith. Each Member agrees to cooperate with the Company and to do or refrain from doing any or all things reasonably requested by the Company with respect to the conduct of such proceedings. The Partnership Representative shall keep all Members fully advised on a current basis of any contacts by or discussions with tax authorities, and the Members shall have the right to observe and participate through representatives of their own choosing (at their sole expense) in any tax proceedings. Nothing herein shall diminish, limit or restrict the rights of any Member under the BBA Audit Rules.

ARTICLE X

Restrictions on Transfer of Units

SECTION 10.01. General. No Member or Assignee may Transfer any Units or any interest in any Units other than (i) with the written approval of the Manager or (ii) pursuant to and in accordance with Section 10.02, and, in either case, and notwithstanding anything to the contrary contained herein, (x) no Transfer of Common Units, LTIP Units or Rollover Profits Units shall be made by a transferor unless such Transfer is accompanied by the Transfer of an equal number of shares of Class B Common Stock or Series B Founder Preferred Shares, as applicable, held by such transferor in tandem with such Units, (y) no Transfer of Units shall be made by a transferor or to a transferee, in either case, that is a party to the Shareholders Agreement other than in accordance with the terms and conditions of the Shareholders Agreement, and (z) no Transfer of LTIP Units shall be made other than in accordance with any applicable terms and conditions of the applicable LTIP Agreement. In the event of a conflict or inconsistency between the transfer restrictions of this Agreement and any applicable transfer restrictions in an applicable LTIP Agreement, the transfer restrictions of the applicable LTIP Agreement will govern. Notwithstanding the foregoing, for purposes of the foregoing clause (ii) only, “Transfer” shall not include an event that terminates the existence of a Member for income tax purposes (including (i) a change in entity classification of a Member under Treasury Regulation Section 301.7701-3, (ii) a sale of assets by, or liquidation of, a Member pursuant to an election under Section 336 or 338 of the Code or (iii) a merger, severance or allocation within a trust or among sub-trusts of a trust that is a Member), but that does not terminate the existence of such Member under applicable state law (or, in the case of a trust that is a Member, does not terminate the trusteeship of the fiduciaries under such trust with respect to all the Company Interests of such trust that is a Member).

SECTION 10.02. Permitted Transfers.

(a) The restrictions contained in clauses (i) and (ii) of Section 10.01 shall not apply to any Transfer (each such Transfer, and together with any Transfer approved pursuant to Section 10.01, a “Permitted Transfer”) pursuant to (i)(A) a Change of Control Transaction, (B) a Redemption or exchange in accordance with Article XI hereof or (C) a Transfer by a Member to the Corporation or the Company; (ii) a Transfer by any Member to such Member’s spouse, any lineal ascendants or descendants or trusts or other entities in which such Member or Member’s spouse, lineal ascendants or descendants hold (and continue to hold while such trusts or other entities hold Units) 50% or more of such entity’s beneficial interests; (iii) the laws of descent and distribution and (iv) a Transfer to an Affiliate of such Member; provided, however, that (A) in the case of the Corporation (or a Permitted Transferee thereof) such Affiliate is a wholly-owned Subsidiary of the Corporation, (B) the restrictions contained in this Agreement will continue to apply to Units after any Permitted Transfer of such Units, and (C) in the case of the foregoing clauses (ii), (iii) and (iv), the transferees of the Units so Transferred shall agree in writing to be bound by the provisions of this Agreement and, the transferor will deliver a written notice to the Company and the Members, which notice will disclose in reasonable detail the identity of the proposed transferee. In the case of a Permitted Transfer by a Member of Class B Common Units, LTIP Units or Rollover Profits Units to a transferee in accordance with this Section 10.02, such Member (or any subsequent transferee of such Member) shall also Transfer an equal number of shares of Class B Common Stock or Series B Founder Preferred Shares, as applicable, corresponding to the proportion of such Member’s (or subsequent transferee’s) Class B Common Units, LTIP Units or Rollover Profits Units that were Transferred in the Permitted Transfer to such transferee. All Permitted Transfers are subject to the additional limitations set forth in Section 10.07(b).

(b) In any Permitted Transfer of LTIP Units or Series B Rollover Profits Units, a Member only may Transfer (i) LTIP Units that are Equitized LTIP Units, unless set forth in the applicable LTIP Agreement, and (ii) Series B Rollover Profits Units that are Equitized Series B Rollover Profits Units.

SECTION 10.03. Restricted Units Legend. The Units have not been registered under the Securities Act and, therefore, in addition to the other restrictions on Transfer contained in this Agreement, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is then available.

SECTION 10.04. Transfer. Prior to Transferring any Units (other than pursuant to a Change of Control Transaction), the transferor shall cause the prospective transferee to agree in writing to be bound by this Agreement as provided in Section 10.02, and any other agreements executed by the holders of Units and relating to such Units in the aggregate (collectively, the “Other Agreements”), and shall cause the prospective transferee to execute and deliver to the Company counterparts of this Agreement and any applicable Other Agreements. Any Transfer or attempted Transfer of any Units in violation of any provision of this Agreement (including any prohibited indirect Transfers) shall, to the fullest extent permitted by applicable Law, be void, and in the event of any such Transfer or attempted Transfer, the Company shall not record such Transfer on its books and records, including the Schedules of Members, or treat any purported transferee of such Units as the owner of such securities for any purpose.

SECTION 10.05. Assignee’s Rights. (a) The Transfer of Units or any interest in Units in accordance with this Agreement shall be effective as of the date of its assignment (assuming compliance with all of the conditions to such Transfer set forth herein), and such Transfer shall be shown on the books and records of the Company in accordance with Section 3.01(d). Profits, Losses and other Company items shall be allocated between the transferor and the Assignee according to Section 706 of the Code, using any permissible method as determined in the reasonable discretion of the Manager. Distributions made before the effective time of such Transfer shall be paid to the transferor, and Distributions made after such date shall be paid to the Assignee.

(b) Unless and until an Assignee becomes a Member pursuant to Article XII, the Assignee shall not be entitled to any of the rights granted to a Member hereunder or under applicable Law, other than the rights granted specifically to Assignees pursuant to this

Agreement; provided, however, that, without relieving the transferring Member from any such limitations or obligations as more fully described in Section 10.06, such Assignee shall be bound by any limitations and obligations of a Member contained herein that a Member would be bound on account of the Assignee’s Company Interest (including the obligation to make Capital Contributions on account of such Company Interest, to the extent applicable).

SECTION 10.06. Assignor’s Rights and Obligations. Any Member who shall Transfer any Units in a manner in accordance with this Agreement shall cease to be a Member with respect to such Units and shall no longer have any rights or privileges, or, except as set forth in Section 5.05 or this Section 10.06, duties, liabilities or obligations, of a Member with respect to such Units (it being understood, however, that the applicable provisions of Sections 6.08 and 6.09 shall continue to inure to such Person’s benefit), except that unless and until the Assignee (if not already a Member) is admitted as a Substituted Member in accordance with the provisions of Article XII (the “Admission Date”), (i) such assigning Member shall retain all of the duties, liabilities and obligations of a Member with respect to such Company Interests, and (ii) the Manager may, in its sole discretion, reinstate all or any portion of the rights and privileges of such Member with respect to such Company Interests for any period of time prior to the Admission Date. Nothing contained herein shall relieve any Member who Transfers any Company Interests from any liability of such Member to the Company with respect to such Company Interests that may exist on the Admission Date or that is otherwise specified in the Delaware Act and incorporated into this Agreement or for any liability of such Member to the Company or any other Person for any materially false statement made by such Member (in its capacity as such) or for any present or future breaches of any representations, warranties or covenants by such Member (in its capacity as such) contained herein or in the other agreements with the Company.

SECTION 10.07. Overriding Provisions. (a) Any Transfer in violation of this Article X shall, to the fullest extent permitted by applicable Law, be null and void ab initio, and the provisions of Sections 10.05 and 10.06 shall not apply to any such Transfers. For the avoidance of doubt, any Person to whom a Transfer is made or attempted in violation of this Article X shall not be admitted as a member of the Company, shall not be entitled to vote on any matters coming before the Members and shall not have any other rights in or with respect to any rights of a Member. The approval of any Transfer in any one or more instances shall not limit or waive the requirement for such approval in any other or future instance.

(b) Notwithstanding anything contained in this Agreement to the contrary (including, for the avoidance of doubt, the provisions of Article XI and Article XII and the other provisions of this Article X), in no event shall any Member Transfer any Units to the extent such Transfer could, in the reasonable determination of the Manager:

(i) result in a violation of the Securities Act, or any other applicable federal, state or foreign Laws;

(ii) cause an assignment under the Investment Company Act;

(iii) be a violation of or a default (or an event that, with notice or the lapse of time or both, would constitute a default) under, or result in an acceleration of any

(A) indebtedness under the Credit Agreement or (B) any indebtedness incurred, issued or guaranteed by the Company that, individually or in the aggregate, has an aggregate principal amount then outstanding that is greater than $25,000,000;

(iv) cause the Company to lose its status as a partnership for U.S. federal income tax purposes or, without limiting the generality of the foregoing, be a Transfer effected on or through an “established securities market” or a “secondary market or the substantial equivalent thereof”, as such terms are used in Section 1.7704-1 of the Treasury Regulations;

(v) be a Transfer to a Person who is not legally competent or who has not achieved his or her majority under applicable Law (excluding trusts for the benefit of minors); or

(vi) cause the Company or any Member or the Manager to be treated as a fiduciary under the Employee Retirement Income Security Act of 1974, as amended.

SECTION 10.08. Equitized LTIP Units and Equitized Series B Rollover Profits Units. (a) Equitized LTIP Units and Equitized Series B Rollover Profits Units. Except as otherwise provided in this Agreement, if immediately following a Revaluation, (x) the LTIP Return of any LTIP Units is at least equal to the Equitizing Capital Balance of such Units, such LTIP Units shall automatically become an equal number of Equitized LTIP Units and (y) the Rollover Profits Return of any Series B Rollover Profits Units is at least equal to the Equitizing Capital Balance of such Units, such Series B Rollover Profits Units shall automatically become an equal number of Equitized Series B Rollover Profits Units.

(b) Election to Treat as Equitized LTIP Units. Immediately following a Revaluation, a Member holding LTIP Units that are not Equitized LTIP Units may elect to cause the Company to treat such LTIP Units as a number of Equitized LTIP Units that is equal to either (x) the lesser of the number of such LTIP Units or the Class B Equivalent Amount of such LTIP Units or (y) if such Member makes a contribution of immediately available funds in U.S. dollars to the Company equal to the LTIP Shortfall for such LTIP Units, the number of such LTIP Units. If a Member elects to treat its LTIP Units as a number of Equitized LTIP Units equal to the Class B Equivalent Amount pursuant to clause (x) of the immediately preceding sentence, such Member shall forfeit and deliver to the Corporation for no consideration, a number of shares of Class B Common Stock equal to the difference between (A) the number of LTIP Units treated as Equitized LTIP Units and (B) the Class B Equivalent Amount of such LTIP Units.

(c) Election to Treat as Equitized Series B Rollover Profits Units. Immediately following a Revaluation, a Member holding Series B Rollover Profits Units that are not Equitized Series B Rollover Profits Units may elect to cause the Company to treat such Series B Rollover Profits Units as a number of Equitized Series B Rollover Profits Units that is equal to either (x) the lesser of the number of such Series B Rollover Profits Units or the Class B Equivalent Amount of such Series B Rollover Profits Units or (y) if such Member makes a contribution of immediately available funds in U.S. dollars to the Company equal to the Rollover Profits Shortfall for such Series B Rollover Profits Units, the number of such Series B Rollover Profits Units. If a Member elects to treat its Series B Rollover Profits Units as a number of

Equitized Series B Rollover Profits Units equal to the Class B Equivalent Amount pursuant to clause (x) of the immediately preceding sentence, such Member shall forfeit and deliver to the Corporation for no consideration, a number of shares of Class B Common Stock equal to the difference between (A) the number of Series B Rollover Profits Units treated as Equitized Series B Rollover Profits Units and (B) the Class B Equivalent Amount of such Series B Rollover Profits Units.

(d) Treatment under this Agreement. For purposes of this Agreement, any Equitized LTIP Units or Equitized Series B Rollover Profits Units treated as such pursuant to Section 10.08(a), Section 10.08(b) or Section 10.08(c) shall permanently be treated for all purposes of this Agreement as an equal number of Class B Common Units; provided, that Equitized LTIP Units and Equitized Series B Rollover Profits Units shall remain subject to the vesting conditions, if any, applicable to them prior to becoming Equitized LTIP Units or Equitized Series B Rollover Profits Units, as applicable. The Common Capital Account and Capital Contribution (i) with respect to such Equitized LTIP Units shall be equal to the LTIP Capital Account of the applicable LTIP Units immediately following the Revaluation (which shall reflect any Capital Contribution made pursuant to Section 10.08(b)(y)) and (ii) with respect to such Equitized Series B Rollover Profits Units shall be equal to the Series B Rollover Profits Units Capital Account of the applicable Series B Rollover Profits Units immediately following the Revaluation (which shall reflect any Capital Contribution made pursuant to Section 10.08(c)(y)).

(e) Notice. The Company shall, within thirty (30) days after each Revaluation, deliver written notice to the applicable Member setting forth the procedures and terms related to this Section 10.08.

ARTICLE XI

Redemption and Exchange

SECTION 11.01. Redemption Right of a Member. (a) Redemption Notice. Subject to the provisions set forth in this Section 11.01, each Member (other than the Corporation) shall be entitled to cause the Company to redeem (a “Redemption”) its Common Units, other than any Excluded Unit (the “Redemption Right”), at any time beginning 180 days after the Effective Time. A Member desiring to exercise its Redemption Right (the “Redeeming Member”), shall exercise such right by giving written notice (the “Redemption Notice”) to the Company with a copy to the Corporation. The Redemption Notice shall specify the number of Common Units (including Equitized Units) (the “Redeemed Units”) that the Redeeming Member intends to have the Company redeem and a date, not less than seven (7) Business Days nor more than ten (10) Business Days after delivery of such Redemption Notice (unless and to the extent that the Manager in its sole discretion agrees in writing to waive such time periods), on which exercise of the Redemption Right shall be completed (the “Redemption Date”); provided that the Company, the Corporation and the Redeeming Member may change the number of Redeemed Units and/or the Redemption Date specified in such Redemption Notice to another number and/or date by mutual agreement signed in writing by each of them; provided further that, at the election of the Redeeming Member, a Redemption Notice may be conditioned on (x) the Redeeming Member having entered into a valid and binding agreement with a third party for the sale of shares of Class A Common Stock that may be issued in connection with such proposed Redemption (whether in a tender or exchange offer, private sale or otherwise) and such agreement is subject to customary closing conditions for agreements of this kind and the delivery of the Class A Common Stock by the Redeeming Member to such third party, (y) the closing of an announced merger, consolidation or other transaction in which the shares of Class A Common Stock that may be issued in connection with such proposed Redemption would be exchanged or converted or become exchangeable for or convertible into cash or other securities or property and/or (z) the closing of an underwritten distribution of the shares of Class A Common Stock that may be issued in connection with such proposed Redemption. Unless the Redeeming Member timely has delivered a Retraction Notice as provided in Section 11.01(b) or has revoked or delayed a Redemption as provided in Section 11.01(b), on the Redemption Date (to be effective immediately prior to the close of business on the Redemption Date): (A) the Redeeming Member shall transfer and surrender the Redeemed Units and surrender any certificates representing the Redeemed Units duly endorsed in blank, free and clear of all liens and encumbrances, in each case, to the Company, and (B) the Company shall (x) cancel the Redeemed Units and any certificates representing the Redeemed Units, (y) transfer to the Redeeming Member the consideration to which the Redeeming Member is entitled under Section 11.01(b), and (z) if the Redeemed Units are certificated, issue to the Redeeming Member a certificate representing a number of Common Units equal to the difference (if any) between the number of Common Units represented by the certificate surrendered by the Redeeming Member pursuant to clause (A) of this Section 11.01(a) and the Redeemed Units.

(b) In exercising its Redemption Right, a Redeeming Member shall be entitled to receive the Share Settlement or the Cash Settlement, as applicable; provided that the Corporation shall have the option (as determined solely by its Independent Directors who are disinterested) as provided in Section 11.02 and subject to Section 11.01(d) to select whether the redemption payment for such Redeemed Units is made by means of a Share Settlement or a Cash Settlement. Within three (3) Business Days of delivery of the Redemption Notice, the Corporation shall give written notice (the “Contribution Notice”) to the Company (with a copy to the Redeeming Member) of its intended settlement method; provided that if the Corporation does not timely deliver a Contribution Notice, the Corporation shall be deemed to have elected the Share Settlement method. If the Corporation elects the Cash Settlement method, the Redeeming Member may retract its Redemption Notice by giving written notice (the “Retraction Notice”) to the Company (with a copy to the Corporation) within two (2) Business Days of delivery of the Contribution Notice. The timely delivery of a Retraction Notice shall terminate all of the Redeeming Member’s, Company’s and the Corporation’ rights and obligations under this Section 11.01 arising from the Redemption Notice.

(c) In the event the Corporation elects a Share Settlement in connection with a Redemption, a Redeeming Member shall be entitled to revoke its Redemption Notice or delay the consummation of a Redemption if any of the following conditions exists: (i) to the extent that the shares of Class A Common Stock are required to be registered under the Securities Act, (A) any registration statement pursuant to which the resale of the shares of Class A Common Stock to be registered for such Redeeming Member at or immediately following the consummation of the Redemption shall have ceased to be effective pursuant to any action or inaction by the SEC or no such resale registration statement has yet become effective, (B) the Corporation shall have failed to cause any related prospectus to be supplemented by any required prospectus supplement necessary to effect such Redemption, (C) the Corporation shall have exercised its right to defer, delay or suspend the filing or effectiveness of a registration statement and such deferral, delay or suspension shall affect the ability of such Redeeming Member to have its shares of Class A Common Stock registered at or immediately following the consummation of the Redemption, (D) any stop order relating to the registration statement pursuant to which the shares of Class A Common Stock were to be registered by such Redeeming Member at or immediately following the Redemption shall have been issued by the SEC, or (E) the Corporation shall have failed to comply in all material respects with its obligations under the Shareholders Agreement, and such failure shall have affected the ability of such Redeeming Member to consummate the resale of shares of Class A Common Stock to be received upon such redemption pursuant to an effective registration statement; (ii) for as long as the issued shares of Class A Common Stock are admitted to the standard segment of the FCA’s official list and admitted to trading on the London Stock Exchange’s main market (A) the Corporation shall have failed to cause any required prospectus to be published, (B) the FCA shall have not approved the admission of the shares of Class A Common Stock to be issued pursuant to the Redemption to the standard segment of the FCA’s official list, (C) the London Stock Exchange shall have not approved the admission of the shares of Class A Common Stock to be issued pursuant to the Redemption to trading on the main market of the London Stock Exchange, or (D) the Corporation shall at any time have taken any action, or omitted to take any action, where such action or omission would have, or would be reasonably likely to have, an adverse effect on the admission of the shares of Class A Common Stock to be issued pursuant to the Redemption to the standard segment of the FCA’s official or to trading on the London Stock Exchange’s main market; (iii) the Corporation shall have disclosed to such Redeeming Member any material non-public information concerning the Corporation, the receipt of which could reasonably be determined to result in such Redeeming Member being prohibited or restricted from selling shares of Class A Common Stock at or immediately following the Redemption without disclosure of such information, and the Corporation does not permit such Redeeming Member to disclose such information; (iv) there shall have occurred a material disruption in the securities markets generally or in the market or markets in which the shares of Class A Common Stock are then traded; (v) there shall be in effect an injunction, a restraining order or a decree of any nature of any Governmental Entity that restrains or prohibits the Redemption; or (vi) the Redemption Date would occur three (3) Business Days or less prior to, or during, a Black-Out Period; provided further that in no event shall the Redeeming Member seeking to revoke its Redemption Notice or delay the consummation of such Redemption in reliance on any of the matters contemplated in clauses (i) through (v) above have controlled or intentionally materially influenced any facts, circumstances or Persons in connection therewith (except in the good faith performance of his or her duties as an officer or director of the Corporation) in order to provide such Redeeming Member with a basis for such delay or revocation. If a Redeeming Member delays the consummation of a Redemption pursuant to this Section 11.01(b), the Redemption Date shall occur on the fifth (5th) Business Day following the date on which the conditions giving rise to such delay cease to exist (or such earlier day as the Corporation, the Company and such Redeeming Member may agree in writing).

(d) The number of shares of Class A Common Stock or the Redeemed Units Equivalent, as applicable, that a Redeeming Member is entitled to receive under Section 11.01(b) shall not be adjusted on account of any Distributions previously made with respect to the Redeemed Units or dividends previously paid with respect to such shares of Class A Common

Stock; provided, however, that if a Redeeming Member causes the Company to redeem Redeemed Units and the Redemption Date occurs subsequent to the record date for any Distribution with respect to the Redeemed Units but prior to payment of such Distribution, the Redeeming Member shall be entitled to receive such Distribution with respect to the Redeemed Units on the date that it is made notwithstanding that the Redeeming Member transferred and surrendered the Redeemed Units to the Company prior to such date.

(e) In the event of a reclassification or other similar transaction as a result of which the shares of Class A Common Stock are converted into another security, then in exercising its Redemption Right a Redeeming Member shall be entitled, in the case of a Redemption effected using the Share Settlement method, to receive the amount of such security that the Redeeming Member would have received if such Redemption Right had been exercised and the Redemption Date had occurred immediately prior to the record date of such reclassification or other similar transaction.

(f) Notwithstanding anything to the contrary contained herein, neither the Company nor the Corporation shall be obligated to effectuate a Redemption if such Redemption could (as determined in the sole discretion of the Manager) cause the Company to be treated as a “publicly traded partnership” or to be taxed as a corporation pursuant Section 7704 of the Code or successor provisions of the Code.

SECTION 11.02. Election and Contribution of the Corporation. In connection with the exercise of a Redeeming Member’s Redemption Rights under Section 11.01(a), the Corporation shall make a Capital Contribution to the Company either of the number of shares of Class A Common Stock or the Cash Settlement that the Redeeming Member is entitled to receive under Section 11.01(b). The Corporation, at its option (as determined solely by its Independent Directors who are disinterested), shall determine whether to contribute, pursuant to Section 11.01(b), the Share Settlement or the Cash Settlement. Unless the Redeeming Member has timely delivered a Retraction Notice as provided in Section 11.01(b), or has revoked or delayed a Redemption as provided in Section 11.01(b), on the Redemption Date (to be effective immediately prior to the close of business on the Redemption Date) (i) the Corporation shall make its Capital Contribution to the Company (in the form of the Share Settlement or the Cash Settlement) required under this Section 11.02, and (ii) the Company shall automatically issue to the Corporation a number of Class A Common Units equal to the number of Redeemed Units surrendered by the Redeeming Member. Notwithstanding any other provisions of this Agreement to the contrary, in the event that the Corporation elects a Cash Settlement, the Corporation shall only be obligated to contribute to the Company an amount in respect of such Cash Settlement equal to the net proceeds (after deduction of any underwriters’ discounts or commissions and brokers’ fees or commissions (the “Discount”) from the sale by the Corporation of a number of shares of Class A Common Stock equal to the number of Redeemed Units to be redeemed with such Cash Settlement; provided that the Corporation’s Capital Account shall be increased by an amount equal to any Discount relating to such sale of shares of Class A Common Stock in accordance with Section 6.06. The timely delivery of a Retraction Notice shall terminate all of the Company’s and the Corporation’ rights and obligations under this Section 11.02 arising from the Redemption Notice.

SECTION 11.03. Exchange Right of the Corporation. (a) Notwithstanding anything to the contrary in this Article XI, the Corporation may, in its sole and absolute discretion (as determined solely by its Independent Directors who are disinterested), elect to effect on the Redemption Date the exchange of Redeemed Units for the Share Settlement or Cash Settlement, as the case may be, through a direct exchange of such Redeemed Units and such consideration between the Redeeming Member and the Corporation (a “Direct Exchange”). Upon such Direct Exchange pursuant to this Section 11.03, the Corporation shall acquire the Redeemed Units, such Redeemed Units shall automatically be converted into and become Class A Common Units and the Corporation shall be treated for all purposes of this Agreement as the owner of such Class A Common Units.

(b) The Corporation may, at any time prior to a Redemption Date, deliver written notice (an “Exchange Election Notice”) to the Company and the Redeeming Member setting forth its election to exercise its right to consummate a Direct Exchange in lieu of a Redemption; provided that such election does not prejudice the ability of the parties to consummate a Redemption or Direct Exchange on the Redemption Date. An Exchange Election Notice may be revoked by the Corporation at any time in its sole and absolute discretion (as determined solely by its Independent Directors who are disinterested); provided that any such revocation does not prejudice the ability of the parties to consummate a Redemption or Direct Exchange on the Redemption Date. The right to consummate a Direct Exchange in all events shall be exercisable for all the Redeemed Units that would have otherwise been subject to a Redemption. Except as otherwise provided by this Section 11.03, a Direct Exchange shall be consummated pursuant to the same timeframe and in the same manner as the relevant Redemption would have been consummated if the Corporation had not delivered an Exchange Election Notice.

SECTION 11.04. Reservation of Shares of Class A Common Stock; Listing; Certificate of the Corporation.

(a) At all times the Corporation shall reserve and keep available out of its authorized but unissued Class A Common Stock solely for the purpose of issuance upon a Redemption or Direct Exchange, such number of shares of Class A Common Stock as shall be issuable upon any such Redemption or Direct Exchange pursuant to Share Settlements; provided that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of any such Redemption or Direct Exchange by delivery of purchased shares of Class A Common Stock (which may or may not be held in the treasury of the Corporation) or the delivery of Cash pursuant to a Cash Settlement. Insofar as the shares of Class A Common Stock are required to be registered under the Securities Act, the Corporation shall deliver shares of Class A Common Stock that have been registered under the Securities Act with respect to any Redemption or Direct Exchange to the extent a registration statement is effective and available for such shares. The Corporation shall use its commercially reasonable efforts to list the shares of Class A Common Stock required to be delivered upon any such Redemption or Direct Exchange prior to such delivery upon each national securities exchange upon which the outstanding shares of Class A Common Stock are listed at the time of such Redemption or Direct Exchange (it being understood that any such shares may be subject to transfer restrictions under applicable securities Laws). The Corporation covenants that all shares of Class A Common Stock issued upon a Redemption or Direct Exchange will, upon issuance, be validly issued, fully paid and non-assessable. The provisions of this Article XI shall be interpreted and applied in a manner consistent with the corresponding provisions of the Corporation’s certificate of incorporation.

(b) Simultaneous with the consummation of such Redemption (or Direct Exchange, if so elected by the Corporation), the Redeeming Member shall surrender to the Corporation, and the Corporation shall cancel for no consideration, a number of shares of Class B Common Stock or Series B Founder Preferred Shares, as applicable, registered in the name of such Redeeming Member equal to the number of the Redeemed Units redeemed in such Redemption or exchanged in such Direct Exchange, if so elected by the Corporation.

SECTION 11.05. Effect of Exercise of Redemption or Exchange Right. This Agreement shall continue notwithstanding the consummation of a Redemption or Direct Exchange and all governance or other rights set forth herein shall be exercised by the remaining Members and the Redeeming Member (to the extent of such Redeeming Member’s remaining Company Interests). No Redemption or Direct Exchange shall relieve such Redeeming Member of any prior breach of this Agreement.

SECTION 11.06. Tax Treatment. The parties hereto acknowledge and agree that each Redemption shall be treated as a direct purchase of Units by the Corporation from the Redeeming Member pursuant to Section 707(a)(2)(B) of the Code (or any similar provisions of applicable state, local or foreign tax Law) (i.e., equivalent to a Direct Exchange). Transactions under this Article XI shall be subject to the provisions of Section 5.05.

ARTICLE XII

Admission of Members

SECTION 12.01. Substituted Members. Subject to the provisions of Article X hereof, in connection with the Permitted Transfer of a Unit, the transferee shall be admitted as a substituted member of the Company (“Substituted Member”) on the effective date of such Permitted Transfer, which effective date shall not be earlier than the date of compliance with the conditions to such Transfer.

SECTION 12.02. Additional Members. Subject to the provisions of Article X hereof, any Person (other than the Members as of the Effective Time) may be admitted as an additional member of the Company (any such Person, an “Additional Member”) only upon furnishing to the Manager (a) counterparts of this Agreement and any applicable Other Agreements and (b) such other documents or instruments as may be reasonably necessary or appropriate to effect such Person’s admission as a Member (including entering into such documents as the Manager may deem appropriate in its reasonable discretion). Such admission shall become effective on the date on which the Manager determines in its reasonable discretion that such conditions have been satisfied; provided, however, that as to any Person issued LTIP Units pursuant to this Agreement, such admission shall be effective on the Grant Date.

ARTICLE XIII

Resignation

SECTION 13.01. Resignation of Members. No Member shall have the power or right to resign as a member of the Company prior to the dissolution and winding up of the Company pursuant to Article XIV. Upon or after the dissolution and winding up of the Company, a Member may resign as a member of the Company solely with the prior written consent of the Manager. The attempt by any Member to resign as a member of the Company upon or following the dissolution and winding up of the Company pursuant to Article XIV without the prior written consent of the Manager, but prior to such Member receiving the full amount of Distributions from the Company to which such Member is entitled pursuant to Article XIV, shall be deemed to have breached this Agreement and shall be liable to the Company for all damages (including all lost profits and special, indirect and consequential damages) directly or indirectly caused by the resignation of such Member as a member of the Company. Upon a Transfer of all of a Member’s Units in a Transfer permitted by this Agreement, subject to the provisions of Section 10.06, such Member shall cease to be a Member.

ARTICLE XIV

Dissolution and Liquidation

SECTION 14.01. Dissolution. The Company shall not be dissolved by the admission of Additional Members or Substituted Members or the resignation or attempted resignation of a Member. The Company shall dissolve, and its affairs shall be wound up, upon the first to occur of the following events:

(a) the decision of the Manager together with the Majority Members to dissolve the Company;

(b) a dissolution of the Company under Section 18-801(4) of the Delaware Act; or

(c) the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Delaware Act.

Except as otherwise set forth in this Article XIV, the Company is intended to have perpetual existence. Notwithstanding any other provision of this Agreement, (i) an Event of Withdrawal shall not cause the relevant Member to cease to be a member of the Company and upon the occurrence of such event, the Company shall continue without dissolution, and (ii) each of the Members waives any right it may have to agree in writing to dissolve the Company upon an Event of Withdrawal.

SECTION 14.02. Liquidation and Termination. On dissolution of the Company, the Manager shall act as the liquidating trustee or may appoint one or more Persons as the liquidating trustee. The liquidating trustee shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Delaware Act. The costs of liquidation shall be borne as a Company expense. Until final distribution, the liquidating trustee shall continue to operate the Company properties with all of the power and authority of the Manager. Subject to the Delaware Act, the steps to be accomplished by the liquidating trustee are as follows:

(a) as promptly as possible after dissolution and again after final liquidation, the liquidating trustee shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Company’s assets, liabilities and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed, as applicable;

(b) the liquidating trustee shall pay, satisfy or discharge from Company funds, or otherwise make adequate provision for payment and discharge thereof (including the establishment of a cash fund for contingent liabilities in such amount and for such term as the liquidating trustee may reasonably determine): first, all expenses incurred in liquidation of the Company; second, all of the debts, liabilities and obligations owed to creditors of the Company, other than Members; third, all of the debts and liabilities owed to Members; and

(c) all remaining assets of the Company shall be distributed to the Members in accordance with Article IV by the end of the Taxable Year during which the final liquidation of the Company occurs (or, if later, by ninety (90) days after the date of the final liquidation). The distribution of cash and/or property to the Members in accordance with the provisions of this Section 14.02 and Section 14.03 below constitutes a complete return to the Members of their Capital Contributions, a complete distribution to the Members of their interest in the Company and all the Company’s property and constitutes a compromise to which all Members have consented within the meaning of the Delaware Act. To the extent that a Member returns funds to the Company, it has no claim against any other Member for those funds.

SECTION 14.03. Deferment; Distribution in Kind. Notwithstanding the provisions of Section 14.02, but subject to the order of priorities set forth therein, if upon dissolution of the Company the liquidating trustee determines that an immediate sale of part or all of the Company’s assets would be impractical or would cause undue loss (or would otherwise not be beneficial) to the Members, the liquidating trustee may, in the liquidating trustee’s sole discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy Company liabilities (other than loans to the Company by Members) and reserves. Subject to the order of priorities set forth in Section 14.02, the liquidating trustee may, in the liquidating trustee’s sole discretion, distribute to the Members, in lieu of cash, either (a) all or any portion of such remaining Company assets in-kind in accordance with the provisions of Section 14.02(c), (b) as tenants in common and in accordance with the provisions of Section 14.02(c), undivided interests in all or any portion of such Company assets or (c) a combination of the foregoing. Any such Distributions in kind shall be subject to (y) such conditions relating to the disposition and management of such assets as the liquidating trustee deems reasonable and equitable, and (z) the terms and conditions of any agreements governing such assets (or the operation thereof or the holders thereof) at such time. Any Company assets distributed in kind will first be written up or down to their Fair Market Value, thus creating Profit or Loss (if any), which shall be allocated in accordance with Article V. The liquidating trustee shall determine the Fair Market Value of any property distributed in accordance with the valuation procedures set forth in Article XV.

SECTION 14.04. Certificate of Cancellation. On completion of the distribution of Company assets as provided herein, the Company is terminated (and the Company shall not be terminated prior to such time), and the Manager shall file or cause to be filed a certificate of cancellation with the Secretary of State of the State of Delaware, cancel any other filings made pursuant to this Agreement that are or should be canceled and take such other actions as may be necessary to terminate the Company. The Company shall be deemed to continue in existence for all purposes of this Agreement until it is terminated pursuant to this Section 14.04.

SECTION 14.05. Reasonable Time for Winding Up. A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets pursuant to Sections 14.02 and 14.03 in order to minimize any losses otherwise attendant upon such winding up.

SECTION 14.06. Return of Capital. The liquidating trustee shall not be personally liable for the return of Capital Contributions or any portion thereof to the Members (it being understood that any such return shall be made solely from Company assets).

ARTICLE XV

Valuation

SECTION 15.01. Determination. “Fair Market Value” of a specific Company asset will mean the amount which the Company would receive in an all-cash sale of such asset in an arms-length transaction with a willing, unaffiliated third party, with neither party having any compulsion to buy or sell, consummated on the day immediately preceding the date on which the event occurred which necessitated the determination of the Fair Market Value (and after giving effect to any transfer taxes payable in connection with such sale), as such amount is determined by the Manager (or, if pursuant to Section 14.02, the liquidating trustee) in its good faith judgment using all factors, information and data it deems to be pertinent.

SECTION 15.02. Dispute Resolution. If any Member or Members dispute the accuracy of any determination of Fair Market Value in accordance with Section 15.01, and the Manager (or, if pursuant to Section 14.02, the liquidating trustee) and such Member(s) are unable to agree on the determination of the Fair Market Value of any asset of the Company, the Manager (or, if pursuant to Section 14.02, the liquidation trustee) and such Member(s) shall each select a nationally recognized investment banking firm experienced in valuing securities of closely-held companies such as the Company in the Company’s industry (the “Appraisers”), who shall each determine the Fair Market Value of the asset or the Company (as applicable) in accordance with the provisions of Section 15.01. The Appraisers shall be instructed to give written notice of their determination of the Fair Market Value of the asset or the Company (as applicable) within thirty (30) days of their appointment as Appraisers. If Fair Market Value as determined by an Appraiser is higher than Fair Market Value as determined by the other Appraiser by ten percent (10%) or more, and the Manager (or, if pursuant to Section 14.02, the liquidation trustee) and such Member(s) do not otherwise agree on a Fair Market Value, the original Appraisers shall designate a third Appraiser meeting the same criteria used to select the original two Appraisers, and such third Appraiser shall determine the Fair Market Value of such asset or the Company (as applicable) within thirty (30) days of its appointment as an Appraiser, provided that such Appraiser shall not determine the Fair Market Value of such asset or the Company (as applicable) to be lower or higher than the determinations made by the original two Appraisers. If Fair Market Value as determined by an Appraiser is within ten percent (10%) of the Fair Market Value as determined by the other Appraiser (but not identical), and the Manager (or, if pursuant to Section 14.02, the liquidating trustee) and such Member(s) do not otherwise agree on a Fair Market Value, the Manager (or, if pursuant to Section 14.02, the liquidating trustee) shall select the Fair Market Value of one of the Appraisers. The fees and expenses of the Appraisers shall be borne by the Company.

ARTICLE XVI

General Provisions

SECTION 16.01. Power of Attorney. (a) Each Member who is an individual hereby constitutes and appoints the Manager (or the liquidating trustee, if applicable) with full power of substitution, as his or her true and lawful agent and attorney-in-fact, with full power and authority in his, her or its name, place and stead, to the same extent and with the same effect as such Member would or could do under applicable Law, to:

(i) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (A) this Agreement, all certificates and other instruments and all amendments thereof which the Manager deems appropriate or necessary to form, qualify, or continue the qualification of, the Company as a limited liability company in the State of Delaware and in all other jurisdictions in which the Company may conduct business or own property; (B) all instruments which the Manager deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (C) all conveyances and other instruments or documents which the Manager deems appropriate or necessary to reflect the dissolution and liquidation of the Company pursuant to the terms of this Agreement, including a certificate of cancellation; and (D) all instruments relating to the admission, resignation or substitution of any Member pursuant to Article XII or XIII; and

(ii) sign, execute, swear to and acknowledge all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the reasonable judgment of the Manager, to evidence, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Members hereunder or is consistent with the terms of this Agreement, in the reasonable judgment of the Manager, necessary or appropriate to effectuate the terms of this Agreement.

(b) The foregoing power of attorney is irrevocable and coupled with an interest, and shall survive the death, disability, incapacity, dissolution, bankruptcy, insolvency or termination of any Member who is an individual and the transfer of all or any portion of his, her or its Company Interest and shall extend to such Member’s heirs, successors, permitted assigns and personal representatives.

SECTION 16.02. Confidentiality. (a) The Manager and each of the Members agree to hold the Company’s Confidential Information in confidence and may not use such information except (i) in furtherance of the business of the Company, (ii) as reasonably necessary for compliance with applicable Law, including compliance with disclosure requirements under the Securities Act and the Exchange Act and compliance with the listing requirements of any securities exchange on which the Class A Common Stock is traded, and securities laws of other jurisdictions or (iii) as otherwise authorized separately in writing by the Manager. “Confidential Information” as used herein includes, but is not limited to, ideas, financial product structuring, business strategies, innovations and materials, all aspects of the Company’s business plan, proposed operation and products, corporate structure, financial and organizational information, analyses, proposed partners, employees and their identities, equity ownership, the methods and means by which the Company plans to conduct its business, all trade secrets, trademarks, tradenames and all intellectual property associated with the Company’s business. With respect to the Manager and each Member, Confidential Information does not include information or material that: (a) is rightfully in the possession of the Manager or each Member at the time of disclosure by the Company; (b) before or after it has been disclosed to the Manager or each Member by the Company, becomes part of public knowledge, not as a result of any action or inaction of the Manager or such Member, respectively, in violation of this Agreement; (c) is approved for release by written authorization of the Manager or the Chief Executive Officer or the President of the Company; (d) is disclosed to the Manager or such Member or their representatives by a third party not, to the knowledge of the Manager or such Member, respectively, in violation of any obligation of confidentiality owed to the Company with respect to such information; or (e) is or becomes independently developed by the Manager or such Member or their respective representatives without use or reference to the Confidential Information.

(b) Each of the Members may disclose Confidential Information to its Subsidiaries, Affiliates, partners, members, directors, managers, officers, employees, counsel, advisers, consultants, outside contractors and other agents, on the condition that such Persons keep the Confidential Information confidential to the same extent as such disclosing party is required to keep the Confidential Information confidential, solely to the extent it is reasonably necessary or appropriate to fulfill its obligations or to exercise its rights under this Agreement; provided that the disclosing party shall remain liable with respect to any breach of this Section 16.02 by any such Person.

(c) Notwithstanding anything in Section 16.02(a) or Section 16.02(b) to the contrary, each of the Members may disclose Confidential Information (i) to the extent that such party is legally compelled (by oral questions, interrogatories, request for information or documents, subpoena, civil investigative demand or similar process) to disclose any of the Confidential Information, for purposes of reporting to its stockholders and direct and indirect equity holders the performance of the Company and its Subsidiaries and for purposes of including applicable information in its financial statements to the extent required by applicable Law or applicable accounting standards; or (ii) to any bona fide prospective purchaser of the equity or assets of a Member, or the Common Units held by such Member, or a prospective merger partner of such Member (provided, that (x) such Persons will be informed by such Member of the confidential nature of such information and shall agree in writing to keep such information confidential in accordance with the contents of this Agreement, and (y) each

Member will be liable for any breaches of this Section 16.02 by any such Persons). Nothing in this Agreement shall prevent a Member from (A) filing and, as provided for under Section 21F of the Exchange Act, maintaining the confidentiality of, a claim with the SEC; (B) providing Confidential Information to the SEC, or providing the SEC with information that would otherwise violate any part of this Agreement, to the extent permitted by Section 21F of the Exchange Act; (C) cooperating, participating or assisting in an SEC investigation or proceeding without notifying the Company or any of its Affiliates; or (D) receiving a monetary award as set forth in Section 21F of the Exchange Act. Notwithstanding any of the foregoing, nothing in this Section 16.02 will restrict in any manner the ability of the Corporation to comply with its disclosure obligations under Law or the listing requirements of any securities exchange on which the Class A Common Stock is traded, and the extent to which any Confidential Information is necessary or desirable to disclose.

SECTION 16.03. Amendments. (a) Any amendment or modification of this Agreement shall require the affirmative consent or approval of the Majority Members; provided, however, that any such amendment that: (i) changes the rights, powers or duties of the Members holding a class or series of Units so as to affect such rights, powers or duties adversely shall also require the affirmative consent or approval of the Members holding a majority of the outstanding Units of such class or series; (ii) changes to this Section 16.03(a) shall also require the affirmative consent or approval of the Manager and each Member; and (iii) changes any provision that expressly requires the approval, consent or action of a Person or Persons so as to affect such Person or Persons adversely shall also require the affirmative consent or approval of such Person or Persons.

(b) Notwithstanding the foregoing, the Manager may amend or modify any provision of this Agreement or the Schedules of Members pursuant to Sections 3.01(d), 3.02(c)(iii), 3.02(f), 3.09 and 6.01(c) without further act, vote, approval or consent of the Members or any other Person notwithstanding any other provision of this Agreement or, to the fullest extent permitted by applicable Law, the Delaware Act or other applicable Law, so long as such amendment or modification does not change the powers, preferences or relative, participating, optional, special or other rights, if any, or the qualifications, limitations or restrictions of the Members holding a class or series of Units so as to affect them adversely.

SECTION 16.04. Title to Company Assets. Company assets shall be deemed to be owned by the Company as an entity, and no Member, individually or collectively, shall have any ownership interest in such Company assets or any portion thereof. The Company shall hold title to all of its property in the name of the Company and not in the name of any Member. All Company assets shall be recorded as the property of the Company on its books and records, irrespective of the name in which legal title to such Company assets is held. The Company’s credit and assets shall be used solely for the benefit of the Company, and no asset of the Company shall be transferred or encumbered for, or in payment of, any individual obligation of any Member.

SECTION 16.05. Addresses and Notices. Any notice provided for in this Agreement will be in writing and will be either personally delivered, or sent by certified mail, return receipt requested, or sent by reputable overnight courier service (charges prepaid), or sent by e-mail to the Company at the address set forth below and to any other recipient and to any

Member at such address as indicated by the Company’s records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when delivered personally, three (3) days after deposit in the U.S. mail and one (1) day after deposit with a reputable overnight courier service or transmission via e-mail. Notice shall be sent to the Company at the following address:

APW OpCo LLC

3 Bala Plaza East, Suite 502

Bala Cynwyd, PA 19004

Fax: (610) 660-4920

Email: sbruce@agrp.com

Attention: Scott Bruce

with a copy (which copy shall not constitute notice) to:

Cravath, Swaine & Moore LLP

825 Eighth Avenue

New York, New York 10019

Attn: Thomas E. Dunn, Esq.

Facsimile: (212) 474-1108

E-mail: TDunn@cravath.com

SECTION 16.06. Binding Effect; Intended Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

SECTION 16.07. Creditors. To the fullest extent permitted by applicable Law, none of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company or any of its Affiliates, and no creditor who makes a loan to the Company or any of its Affiliates may have or acquire (except pursuant to the terms of a separate agreement executed by the Company in favor of such creditor) at any time as a result of making the loan any direct or indirect interest in Company Profits, Losses, Distributions, capital or property other than as a secured creditor.

SECTION 16.08. Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.

SECTION 16.09. Counterparts. This Agreement may be executed in separate counterparts, each of which will be an original and all of which together shall constitute one and the same agreement binding on all the parties hereto.

SECTION 16.10. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Any dispute relating hereto shall be heard in the state or federal courts of the State of Delaware, and the parties agree to jurisdiction and venue therein.

SECTION 16.11. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

SECTION 16.12. Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking such actions as may be reasonably necessary or appropriate to achieve the purposes of this Agreement.

SECTION 16.13. Delivery by Electronic Transmission. This Agreement and any signed agreement or instrument entered into in connection with this Agreement or contemplated hereby, and any amendments hereto or thereto, to the extent signed and delivered by means of an electronic transmission, including by a facsimile machine or via email, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of electronic transmission by a facsimile machine or via email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through such electronic transmission as a defense to the formation of a contract and each such party forever waives any such defense.

SECTION 16.14. Right of Offset. Whenever the Company is to pay any sum (other than pursuant to Article IV) to any Member, any amounts that such Member owes to the Company which are not the subject of a good faith dispute may be deducted from that sum before payment. For the avoidance of doubt, the distribution of Units to the Corporation shall not be subject to this Section 16.14.

SECTION 16.15. Effectiveness. This Agreement shall be effective upon the effective time of the Merger (the “Effective Time”).

SECTION 16.16. Entire Agreement. This Agreement and those documents expressly referred to herein embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way. For the avoidance of doubt, the Original Agreement, as in effect immediately prior to the Effective Time is superseded by this Agreement as of Effective Time and shall be of no further force and effect thereafter.

SECTION 16.17. Remedies. Each Member shall have all rights and remedies set forth in this Agreement and all rights and remedies which such Person has been granted at any time under any other agreement or contract and all of the rights which such Person has under any Law. Any Person having any rights under any provision of this Agreement or any other agreements contemplated hereby shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by Law.

SECTION 16.18. Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. The use of the word “including” in this Agreement shall be by way of example rather than by limitation and shall mean, “including, without limitation”. Reference to any agreement, document or instrument means such agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof. Without limiting the generality of the immediately preceding sentence, no amendment or other modification to any agreement, document or instrument that requires the consent of any Person pursuant to the terms of this Agreement or any other agreement will be given effect hereunder unless such Person has consented in writing to such amendment or modification. Wherever required by the context, references to a Fiscal Year shall refer to a portion thereof. The use of the words “or,” “either” and “any” shall not be exclusive. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Wherever a conflict exists between this Agreement and any other agreement, this Agreement shall control but solely to the extent of such conflict.

SECTION 16.19. LTIP Agreement Conflicts. Except as otherwise provided in Article X and Section 16.03, in the event of any conflict between the terms of this Agreement relating to LTIP Units and any applicable LTIP Agreement, the relevant terms of the LTIP Agreement shall take precedence.

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The undersigned hereby agree to be bound by all of the terms and provisions of the First Amended and Restated LLC Agreement of APW OpCo LLC as of the date first set forth above.

LANDSCAPE ACQUISITION HOLDINGS LIMITED, AS A MEMBER AND THE CORPORATION

by
/s/ Noam Gottesman
Name: Noam Gottesman
Title: Director

SIGNATURE PAGE TO FIRST AMENDED AND RESTATED LLC AGREEMENT

The undersigned hereby agree to be bound by all of the terms and provisions of the First Amended and Restated LLC Agreement of APW OpCo LLC as of the date first set forth above.

LANDSCAPE ACQUISITION HOLDINGS LIMITED, as a Member and the Corporation

By:	/s/ Noam Gottesman
Name: Noam Gottesman
Title: Director

JNB GROUP, LLC, as a Member

by	/s/ Scott Bruce
Name: Scott Bruce
Title: Manager

BB Partners, LLC, as a Member

/s/ William Berkman
Name: William Berkman
Title: Managing Member

/s/ Mara Berkman Landis
MARA BERKMAN LANDIS, AS A MEMBER

BB BLAH, LLC, as a Member

/s/ William Berkman
Name: William Berkman
Title: Managing Member

SIGNATURE PAGE TO FIRST AMENDED AND RESTATED LLC AGREEMENT

THE DAVID J. BERKMAN FAMILY TRUST, as a Member

/s/ Richard Goldstein
Name: Richard Goldstein
Title: Trustee

ROBERT J. HURST, as a Member

/s/ Robert J. Hurst

HURST FAMILY FOUNDATION, as a Member

/s/ Robert J. Hurst
Name:
Title:

THOMAS E. TUFT, as a Member

/s/ Thomas E. Tuft

JOSEPH H. WENDER TRUST, as a Member

/s/ Joseph H. Wender
Name:	Joseph H. Wender
Title:	Trustee

SIGNATURE PAGE TO FIRST AMENDED AND RESTATED LLC AGREEMENT

BRANCH HILL CAPITAL LLC, AS A MEMBER

/s/ Ron Beller
Name:	Ron Beller
Title:	Managing Member

DAVID M. SOLOMON, as a Member

/s/ David M. Solomon

PAUL GOULD, as a Member

/s/ Paul Gould

TUFT GS INVESTMENT PARTNERS, LP, as a Member

/s/ Thomas E. Tuft
Name:	Thomas E. Tuft
Title:	General Partner

RJH INVESTMENT PARTNERS, L.P., as a Member

/s/ Robert J. Hurst
Name:	Robert J. Hurst
Title:

JT FAMILY PARTNERSHIP, as a Member

/s/ James S. Tisch
Name:	James S. Tisch
Title:	Manager

SIGNATURE PAGE TO FIRST AMENDED AND RESTATED LLC AGREEMENT

THE ALEXANDER H. TISCH 2011 TRUST, as a Member

/s/ Andrew H. Tisch
Name:	Andrew H. Tisch
Title:	Managing Trustee

THE LACEY A. TISCH 2011 TRUST, as a Member

/s/ Andrew H. Tisch
Name:	Andrew H. Tisch
Title:	Managing Trustee

THE ANDREW H. TISCH 1995 ISSUE TRUST # 2, as a Member

/s/ Andrew H. Tisch
Name:	Andrew H. Tisch
Title:	Managing Trustee

MICHAEL M. KASSEN, as a Member

/s/ Michael M. Kassen

CARP FAMILY LLC II, AS A MEMBER

/s/ Robyn Carp
Name:	Robyn Carp
Title:	Managing Member

SIGNATURE PAGE TO FIRST AMENDED AND RESTATED LLC AGREEMENT

CARP FAMILY LLC I, AS A MEMBER

/s/ Robyn Carp
Name:	Robyn Carp
Title:	Managing Member

WILLIAM BERKMAN, as a Member

/s/ William Berkman

DAVID BERKMAN, as a Member

/s/ David Berkman

SCOTT BRUCE, as a Member

/s/ Scott Bruce

RICHARD GOLDSTEIN, as a Member

/s/ Richard Goldstein

GLENN BREISINGER, as a Member

/s/ Glenn Breisinger

JAY BIRNBAUM, as a Member

/s/ Jay Birnbaum

SIGNATURE PAGE TO FIRST AMENDED AND RESTATED LLC AGREEMENT

Exhibit A

FORM OF JOINDER AGREEMENT

This JOINDER AGREEMENT, dated as of [●], 20[●] (this “Joinder”), is delivered pursuant to that certain First Amended and Restated LLC Agreement, of APW OpCo LLC, entered into effective as of [●], 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “LLC Agreement”) of APW OpCo LLC, a Delaware limited liability company (the “Company”). Capitalized terms used but not otherwise defined herein have the respective meanings set forth in the LLC Agreement.

1.

Joinder to the LLC Agreement. Upon the execution of this Joinder by the undersigned and delivery hereof to the Corporation, the undersigned hereby is and hereafter will be a Member under the LLC Agreement and a party thereto, with all the rights, privileges and responsibilities of a Member thereunder. The undersigned hereby agrees that it shall comply with and be fully bound by the terms of the LLC Agreement as if it had been a signatory thereto as of the date thereof.

2.	Incorporation by Reference. All terms and conditions of the LLC Agreement are hereby incorporated by reference in this Joinder as if set forth herein in full.

3.	Address. All notices under the LLC Agreement to the undersigned shall be directed to:

[Name]

[Address]

[City, State, Zip Code]

Attn:

Facsimile:

E-mail:

A-1

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Joinder as of the day and year first above written.

[NAME OF NEW MEMBER]

by

Name:
Title:

Accepted and agreed as of the date first set forth above:
APW OPCO LLC By: Landscape Acquisition Holding Limited, Its manager by

Name: [●]
Title: [●]

A-2

CERTIFICATE FOR

APW OPCO LLC

Certificate Number	[Class A][B] [Series A] [B] [LTIP] [Series A] [B] [Rollover Profits] Units

APW OpCo LLC, a Delaware limited liability company (the “Company”), hereby certifies that                                      (the “Holder”) is the registered owner of                     [Class A][B] [Series A] [B] [LTIP] [Series A] [B] [Rollover Profits] Units of limited liability company interest in the Company (the “Interests”). THE RIGHTS, POWERS, PREFERENCES, RESTRICTIONS (INCLUDING TRANSFER RESTRICTIONS) AND LIMITATIONS OF THE INTERESTS ARE SET FORTH IN, AND THIS CERTIFICATE AND THE INTERESTS REPRESENTED HEREBY ARE ISSUED AND SHALL IN ALL RESPECTS BE SUBJECT TO THE TERMS AND PROVISIONS OF THE FIRST AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF THE COMPANY, DATED AS OF                          , 2020, AS THE SAME MAY BE AMENDED OR AMENDED AND RESTATED FROM TIME TO TIME (THE “AGREEMENT”). THE TRANSFER OF THIS CERTIFICATE AND THE INTERESTS REPRESENTED HEREBY IS RESTRICTED AS DESCRIBED IN THE AGREEMENT. By acceptance of this Certificate, and as a condition to being entitled to any rights and/or benefits with respect to the Interests evidenced hereby, the Holder is deemed to have agreed to comply with and be bound by all of the terms and conditions of the Agreement. The Company will furnish a copy of the Agreement to the Holder without charge upon written request to the Company at its principal place of business. The Company maintains books for the purpose of registering the transfer of Interests.

Each limited liability company interest in the Company shall constitute a “security” within the meaning of, and governed by, (i) Article 8 of the Uniform Commercial Code (including Section 8-102(a)(15) thereof) as in effect from time to time in the State of Delaware, and (ii) Article 8 of the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995.

This Certificate shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflict of laws.

IN WITNESS WHEREOF, the Company has caused this Certificate to be executed by                                          its                                          as of the date set forth below.

Dated: , 20	Name: Title:

Exhibit B

REVERSE SIDE OF CERTIFICATE

REPRESENTED INTERESTS OF

APW OPCO LLC

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                                          [print or typewrite the name of the transferee],                                          [insert Social Security Number or other taxpayer identification number of transferee], the following specified percentage of Interests:                                          [identify percentage of Interests being transferred], and irrevocably constitutes and appoints                                          as attorney-in-fact to transfer the same on the books and records of the Company, with full power of substitution in the premises.

Dated: , 20	Signature:
(Transferor)
Address:

B-1

Exhibit C

Officers (as of the Effective Time)

Name	Title
William Berkman	Chief Executive Officer

Scott Bruce	President

Richard Goldstein	Chief Operating Officer

Glenn Breisinger	Chief Financial Officer and Treasurer

Jay Birnbaum	Senior Vice President, General Counsel and Secretary

Andrew Rosenstein	Vice President, Deputy General Counsel and Assistant Secretary

John Blisard	Vice President, Finance, Controller and Assistant Treasurer

Victor Martinelli	Assistant Treasurer

Deanna Lazar	Assistant Secretary

C-1